[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit 10.2
CLINICAL TRIAL COLLABORATION AGREEMENT
This CLINICAL TRIAL COLLABORATION AGREEMENT (the “Agreement”) is made and entered into effective as of February 24, 2017 (the “Effective Date”) by and between Exelixis, Inc., a Delaware corporation, located at 210 East Grand Avenue, South San Francisco, CA 94080 (“Exelixis”) and Bristol-Myers Squibb Company, a Delaware corporation, headquartered at 345 Park Avenue, New York, New York 10154 (“BMS”). Exelixis and BMS may be referred to herein individually as a “Party,” or collectively as the “Parties.”

RECITALS
    WHEREAS, the Parties wish to collaborate with each other to sponsor one or more clinical trials of a combination therapy using Exelixis’s tyrosine kinase inhibitor known as “Cabozantinib”, certain rights to which are licensed by Exelixis to, and shared by Exelixis with Ipsen Pharma SAS (“Ipsen”) and Takeda Pharmaceutical Company Ltd. (“Takeda”), and BMS’ human monoclonal antibody that binds PD-1 known as “Nivolumab”, certain rights to which are licensed by BMS from, and shared by BMS with, Ono Pharmaceutical Co. Ltd. (“Ono”), with or without BMS’s CTLA-4 monoclonal antibody known as “Ipilimumab”.
    NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises and covenants contained herein, the Parties agree as follows:
ARTICLE 1
DEFINITIONS
The terms in this Agreement with initial letters capitalized, whether used in the singular or the plural, shall have the meaning set forth below or, if not listed below, the meaning designated in places throughout this Agreement.
1.1     “Affiliates” shall mean, with respect to a particular Party, an entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such Party. As used in this section, the term “controls” (with correlative meanings for the terms “controlled by” or “under common control with”) means (a) that an entity or company owns, directly or indirectly, more than fifty percent (50%) of the voting stock of another entity, or (b) that an entity, person or group otherwise has the actual ability to control and direct the management of the entity, whether by contract or otherwise.
1.2    “Aggregate Safety Information” shall mean, with respect to a Party's Compound(s), the (a) safety and toxicity information for such Compound(s) that is Combined Therapy Study Data, plus (b) safety and toxicity information from all other clinical trials of such Compound(s), whether alone or in combination with another pharmaceutical agent, in each case including information related to serious adverse events, adverse drug reactions, adverse events,

1

discontinuations due to adverse events and Grade 3 and Grade 4 laboratory abnormalities. Aggregate Safety Information shall be provided by a Party to the other in the same format as is contained in the Investigators’ Brochures prepared by such Party for its Compound(s) in each country where a Combined Therapy Trial will be conducted.
1.3    “Agreement” shall have the meaning set forth in the preamble to this Agreement, as it may be amended by the Parties from time to time.
1.4    “Applicable Law” shall mean all applicable laws, rules and regulations (whether federal, state or local) that may be in effect from time to time and applicable to conduct under this Agreement, including current Good Clinical Practices (GCP), Good Laboratory Practices (GLP) and Good Manufacturing Practices (GMP).
1.5    “Arbitration Matter” shall mean any disputed matter that relates to or arises out of the validity, interpretation or construction of, or the compliance with or breach of, this Agreement; provided that such disputed matter has been considered, but not resolved, by the Executive Officers as set forth in Section 13.3. For clarity, no JDC Dispute (other than a dispute relating to the above matters which is raised at the JDC), Publication Dispute, or any matter requiring mutual agreement of both Parties shall be an Arbitration Matter.
1.6    “Bioanalysis Plan” shall mean the bioanalysis plan for any Samples as may be contemplated by a Combined Therapy Trial Protocol or another subsequent written agreement between the Parties, as described in Section 8.5.
1.7    “BMS” shall have the meaning set forth in the preamble to this Agreement.

1.8    “BMS Compound” shall mean each of BMS’s proprietary anti-PD-1 monoclonal antibody known as Nivolumab and BMS’s proprietary CTLA-4 monoclonal antibody known as Ipilimumab. In the event that any provision of this Agreement refers to the BMS Compound(s) or to Compound(s) of BMS or otherwise imposes an obligation on, or grants a right to, BMS in relation to such Compound(s), this provision will be read to relate to Nivolumab alone, to Ipilimumab alone or to both of them jointly, as is required in order to give full effect to such provision.

1.9    “BMS Indemnitees” shall have the meaning set forth in Section 11.2 of this Agreement.
1.10    “BMS Independent Patent Rights” shall mean any Patent Rights Controlled by BMS (or its Affiliates) as of the Effective Date or during the Term through efforts outside of this Agreement that Cover the use (whether alone or in combination with other agents), manufacture, formulation or composition of matter of each of the BMS Compounds, but excluding any BMS Study Patent Rights and BMS’ interest in any Combined Therapy Patent Right.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.11    “BMS Regulatory Documentation” shall mean any Regulatory Documentation related to the BMS Compounds that exists as of the Effective Date or that is created during the Term through efforts outside this Agreement.
1.12    “BMS Study Data” shall have the meaning set forth in Section 8.2 of this Agreement.
1.13    “BMS Study Invention” shall mean any Invention that relates to (a) the composition of matter of any BMS Compound (and not the Exelixis Compound), (b) a method of manufacture or formulation of any BMS Compound (and not the Exelixis Compound) as a Single Agent, (c) a method of use of any BMS Compound as a monotherapy or as used in combination with agents, antibodies or compounds that are not the Exelixis Compound.
1.14    “BMS Study Patent Rights” shall mean any Patent Rights that Cover any BMS Study Invention (and not an Exelixis Study Invention or Combined Therapy Invention) or BMS Study Data, excluding BMS Independent Patent Rights and BMS Technology. For the avoidance of doubt, any Patent Rights that Cover both (x) a BMS Study Invention and (y) any other type of Invention is included within the Combined Therapy Patent Rights.
1.15    “BMS Technology” shall mean all Technology Controlled by BMS (or its Affiliates) as of the Effective Date or during the Term through efforts outside of this Agreement related to the BMS Compound(s) or the Combined Therapy and necessary for the conduct of the Combined Therapy Trials. For clarity, BMS Technology does not include (a) Inventions, (b) Study Data, or (c) Combined Therapy Trial Regulatory Documentation.
1.16    “Business Day” shall mean a day other than Saturday, Sunday or any day on which commercial banks located in New York, NY are authorized or obligated by Applicable Law to close.
1.17    “Clinical Hold” shall mean that (i) the FDA has issued an order to a Party pursuant to 21 CFR §312.42 to delay a proposed clinical investigation or to suspend an ongoing clinical investigation of the Combined Therapy or such Party’s Single Agent Compound(s) in the United States or (ii) a Regulatory Authority other than the FDA has issued an equivalent order to the order in (i) in any other country or group of countries.
1.18    “Combined Therapy” shall mean a therapy using the Exelixis Compound on the one hand and a BMS Compound or the BMS Compounds on the other hand, only when used in combination, wherein each compound of the combination is used as an individual formulation, for use in the Field, with or without another agent.
1.19    “Combined Therapy IND” shall have the meaning set forth in Section 2.1(b).
1.20    “Combined Therapy Invention(s)” shall mean all Inventions that are not Exelixis Study Inventions or BMS Study Inventions. For the avoidance of doubt, Combination Therapy Inventions include any Invention comprising or claiming, whether generically or specifically, (a) one or both of the BMS Compounds and/or any other molecule(s) that is/are designed to selectively

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

bind to PD-1 or PD-L1 or CTLA-4 and (b) the Exelixis Compound and/or any other molecule(s) that is/are designed to selectively inhibit the activity of MET, VEGF receptors, AXL and RET.
1.21    “Combined Therapy Patent Right(s)” shall mean any Patent Rights that Cover any Combined Therapy Invention or Combined Therapy Study Data, excluding BMS Independent Patent Rights and Exelixis Independent Patent Rights.
1.22    “Combined Therapy Study Data” shall have the meaning set forth in Section 8.2 of this Agreement.
1.23    “Combined Therapy Trial” or “Combined Therapy Trials” shall have the meaning set forth in Section 2.1(a) of this Agreement.
1.24    “Combined Therapy Trial Regulatory Documentation” shall mean any Regulatory Documentation to be submitted for the conduct of a Combined Therapy Trial, but excluding (a) any Exelixis Regulatory Documentation and (b) any BMS Regulatory Documentation.
1.25    “Commercially Reasonable Efforts” means the level of effort and resources normally devoted by a Party to conduct a clinical trial for a biopharmaceutical product or compound that is owned by it or to which it has rights, which is of similar market potential, profit potential or strategic value and at a similar stage in its development or product life based on conditions then prevailing.
1.26    “Conducting Party Compound(s)” shall mean (i) in the case of BMS as the Conducting Party, the BMS Compound(s) and (ii), in the case of Exelixis as the Conducting Party, the Exelixis Compound.
1.27    “Confidential Information” shall have the meaning set forth in Section 9.1 of this Agreement.
1.28    “Control” or “Controlled” shall mean, with respect to particular information or intellectual property, that the applicable Party or any Affiliate of such Party owns or has a license to such information or intellectual property and has the ability to grant a right, license or sublicense to the other Party as provided for herein without violating the terms of any agreement or other arrangement with any Third Party.
1.29    “Cover” means, with respect to a Patent, that, but for rights granted to a Person under such Patent, the practice by such Person of an invention described in such Patent would infringe a claim included in such Patent, or in the case of a Pat dewent that is a patent application, would infringe a claim in such patent application if it were to issue as a patent. “Covered” or “Covering” shall have correlative meanings.
1.30    “CRO” means any Third Party contract research organization used to conduct a Combined Therapy Trial, including laboratories and Third Parties used to maintain the safety

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

database from a Combined Therapy Trial, but, for clarity, excluding clinical trial sites and any Third Parties who are individuals.
1.31    “Effective Date” shall have the meaning set forth in the preamble to this Agreement.
1.32    “Executive Officers” shall mean the [ * ] of Exelixis and the [ * ] of BMS (or their respective designees).
1.33    “Exelixis” shall have the meaning set forth in the preamble to this Agreement.
1.34     “Exelixis Compound” shall mean Exelixis’ tyrosine kinase inhibitor known as Cabozantinib.
1.35    “Exelixis Indemnitees” shall have the meaning set forth in Section 11.1 of this Agreement.
1.36    “Exelixis Independent Patent Rights” shall mean any Patent Rights Controlled by Exelixis (or its Affiliates) as of the Effective Date or during the Term through efforts outside of this Agreement that Cover the use (whether alone or in combination with other agents), manufacture, formulation, or composition of matter of the Exelixis Compound, but excluding any Exelixis Study Patent and Exelixis’ interest in any Combined Therapy Patent Right.
1.37    “Exelixis Regulatory Documentation” shall mean any Regulatory Documentation related to the Exelixis Compound that exists as of the Effective Date or that is created during the Term through efforts outside this Agreement.
1.38    “Exelixis Study Data” shall have the meaning set forth in Section 8.2 of this Agreement.
1.39    “Exelixis Study Invention” shall mean any Invention that relates to (a) the composition of matter of the Exelixis Compound (and not any BMS Compound), (b) a method of manufacture or formulation of the Exelixis Compound (and not any BMS Compound) as a Single Agent, or (c) a method of use of the Exelixis Compound as a monotherapy or as used in combination with agents, antibodies or compounds that are not one or both of the BMS Compounds.
1.40    “Exelixis Study Patent Rights” shall mean any Patent Rights that Cover any Exelixis Study Invention (and not a BMS Study Invention or Combined Therapy Invention) or Exelixis Study Data, excluding Exelixis Independent Patent Rights and Exelixis Technology. For the avoidance of doubt, any Patent Rights that cover both (x) an Exelixis Study Invention and (y) any other type of Invention is included within the Combined Therapy Patent Rights.
1.41    Exelixis Technology” shall mean all Technology Controlled by Exelixis (or its Affiliates) as of the Effective Date or during the Term through efforts outside of this Agreement related to the Exelixis Compound or the Combined Therapy and necessary for the conduct of the Combined Therapy Trials. For clarity, Exelixis Technology does not include (a) Inventions, (b) Study Data, or (c) Combined Therapy Trial Regulatory Documentation.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.42    “Exelixis Territory” means the United States.
1.43    “FDA” shall mean the United States Food and Drug Administration, or any successor agency having the same or similar authority.
1.44    “Field” shall mean the treatment of patients with indication(s) to be studied in a Combined Therapy Trial as set forth in the Protocol(s).
1.45    “FTE” means the equivalent of the work of appropriately qualified individuals working in support of a Combined Therapy Trial for a total of [ * ] hours per year of dedicated effort. The billable FTEs shall equal the actual number of hours worked by such qualified individuals on the Combined Therapy Trial, divided by [ * ]. FTE efforts shall not include the work of general corporate or administrative personnel.
1.46    “FTE Rate” means the yearly rate of [ * ] U.S. Dollars ($[ * ]), which rate shall be increased [ * ] during the Term by [ * ] starting on January 1, 2018.
1.47    “Global Safety Database” shall mean the database containing serious adverse events, serious adverse drug reactions and pregnancy reports for the Combined Therapy, and shall be the authoritative data source for regulatory reporting and responding to regulatory queries.
1.48    “Good Clinical Practices” or “GCP” shall mean, as to the United States and the European Union, applicable good clinical practices as in effect in the United States and the European Union, respectively, during the Term and, with respect to any other jurisdiction, clinical practices equivalent to good clinical practices as then in effect in the United States or the European Union.
1.49    “Good Laboratory Practices” or “GLP” shall mean, as to the United States and the European Union, applicable good laboratory practices as in effect in the United States and the European Union, respectively, during the Term and, with respect to any other jurisdiction, laboratory practices equivalent to good laboratory practices as then in effect in the United States or the European Union.
1.50    “Good Manufacturing Practices” or “GMP” shall mean, as to the United States and the European Union, applicable good manufacturing practices as in effect in the United States and the European Union, respectively, during the Term and, with respect to any other jurisdiction, manufacturing practices equivalent to good manufacturing practices as then in effect in the United States or the European Union.
1.51    “IND” shall mean (a) an Investigational New Drug Application as defined in the United States Food, Drug and Cosmetic Act, as amended, and regulations promulgated thereunder, or any successor application or procedure required to initiate clinical testing of a drug in humans in the United States; (b) a counterpart of such an Investigational New Drug Application that is required in any other country before beginning clinical testing of a drug in humans in such country, including, for clarity, a “Clinical Trial Application” in the European Union; and (c) all supplements and amendments to any of the foregoing.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.52    “Initiation” shall mean dosing of the first patient in any Combined Therapy Trial.
1.53    “Invention” shall mean any invention or Technology, whether or not patentable, that is made, conceived, generated or first actually reduced to practice by or on behalf of a Party (or an Affiliate thereof), or by or on behalf of the Parties (or Affiliates thereof) together (including by a Third Party in the performance of the Combined Therapy Trial), in the performance of a Combined Therapy Trial, Statistical Analysis Plan or Bioanalysis Plan to be conducted under this Agreement, but excluding any Study Data.
1.54    “Ipsen” shall have the meaning set forth in the recitals of this Agreement.
1.55     “Ipsen-Exelixis Agreements” means that certain Collaboration and License Agreement between Exelixis and Ipsen dated as February 29, 2016, as amended from time to time, and agreements between Exelixis and Ipsen and their Affiliates relating thereto that may be in effect from time to time.
1.56    “Ipsen Territory” means all the countries of the world other than those in the Exelixis Territory and the Takeda Territory (i.e., all countries other than the United States and Japan).
1.57     “Manufacture” or “Manufacturing” shall mean manufacturing, processing, formulating, packaging, labeling, holding (including storage), and quality control testing of a Single Agent Compound or the Combined Therapy, in each case so as to be suitable for use in the Combined Therapy Trials under Applicable Law.
1.58    “Material Safety Issue” means a Party’s good faith belief that there is an unacceptable risk for harm in humans based upon: (i) pre-clinical safety data, including data from animal toxicology studies; or (ii) the observation of serious adverse effects in humans after the Exelixis Compound or the BMS Compound, either as a Single Agent or in combination with another pharmaceutical agent (including as the Combined Therapy), has been administered to or taken by humans, such as during the Combined Therapy Trial.
1.59     “Non-Conducting Party Compound(s)” shall mean (i) in the case of BMS as the Non-Conducting Party, the BMS Compound(s) and (ii) in the case of Exelixis as the Non-Conducting Party, the Exelixis Compound.
1.60    “Ono” shall have the meaning set forth in the recitals of this Agreement.
1.61    “Ono-BMS Agreements” means those certain Collaboration Agreements between BMS and Ono dated as September 20, 2011 and as of July 23, 2014, as amended from time to time, and agreements between Ono and BMS and their Affiliates relating thereto that may be in effect from time to time.
1.62    “Ono Territory” means Japan, South Korea and Taiwan.
1.63    “Party” or “Parties” shall have the meaning set forth in the preamble to this Agreement.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.64    “Patent Rights” shall mean any and all (a) United States or foreign patents; (b) United States or foreign patent applications, including all provisional applications, substitutions, continuations, continuations-in-part, divisions, renewals, and all patents granted thereon; (c) United States or foreign patents-of-addition, reissues, reexaminations (including without limitation, ex parte reexaminations, inter partes reviews, inter partes reexaminations, post grant reviews and supplemental examinations) and extensions or restorations by existing or future extension or restoration mechanisms, including supplementary protection certificates, patent term extensions, or the equivalents thereof; and (d) any other form of government-issued right substantially similar to any of the foregoing, and “Patent” shall mean any of the foregoing issued or granted rights.
1.65    “PD-1” shall mean programmed cell death protein 1.

1.66    “PD-L1” shall mean programmed death-ligand 1.

1.67    “Person” shall mean an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other similar entity or organization, including a government or political subdivision, department or agency of a government.

1.68    “Quarter” shall mean a calendar quarter.

1.69    “Regulatory Authority” shall mean the FDA or any other governmental authority outside the United States (whether national, federal, provincial and/or local) that is the counterpart to the FDA, including the European Medicines Agency for the European Union.

1.70    “Regulatory Documentation” shall mean, with respect to a product containing a BMS Compound as monotherapy, the BMS Compounds as a combination therapy or the Exelixis Compound as monotherapy, all submissions to Regulatory Authorities in connection with the development of such product, including all INDs and amendments thereto, BLAs, NDAs and amendments thereto, drug master files, correspondence with regulatory agencies, periodic safety update reports, adverse event files, complaint files, inspection reports and manufacturing records, in each case together with all supporting documents (including documents with respect to clinical data).
1.71    “Right of Cross-Reference” shall mean, with regard to a Party, allowing the applicable Regulatory Authority in a country to have access to relevant information (by cross-reference, incorporation by reference or otherwise) contained in Regulatory Documentation (and any data contained therein) filed with such Regulatory Authority with respect to a Party’s Compound(s) (and, in the case of the Non-Conducting Party, the Right to Cross-Reference the Combined Therapy IND), only to the extent necessary for the conduct of a Combined Therapy Trial in such country or as otherwise expressly permitted or required under this Agreement to enable a Party to exercise its rights or perform its obligations hereunder, and, except as to information contained in

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

the Combined Therapy IND relating to the Combined Therapy, without the disclosure of such information to such Party.
1.72    “Samples” shall mean biological specimens collected from Combined Therapy Trial study subjects (including [ * ]).
1.73     “Single Agent Compound” or “Compound” shall mean, (a) with respect to Exelixis, the Exelixis Compound, and (b) with respect to BMS, each of the BMS Compounds, in each case as monotherapy.
1.74    “Statistical Analysis Plan” shall mean the set of analyses (including statistical analysis) of the Study Data for each Combined Therapy Trial conducted hereunder prepared by the Conducting Party (in consultation with the Non-Conducting Party) and approved by the JDC and shall include safety analyses for the Combined Therapy in each Combined Therapy Trial. The Statistical Analysis Plan document for a Combined Therapy Trial must be approved by the JDC before database lock.
1.75    “Takeda” shall have the meaning set forth in the recitals of this Agreement.
1.76     “Takeda-Exelixis Agreements” means that certain Collaboration and License Agreement between Exelixis and Takeda dated as January 30, 2017, as amended from time to time, and agreements between Exelixis and Takeda and their Affiliates relating thereto that may be in effect from time to time.
1.77    “Takeda Territory” means Japan.
1.78    “Technology” shall mean information, inventions, discoveries, trade secrets, knowledge, technology, methods, processes, practices, formulae, instructions, skills, techniques, procedures, experiences, ideas, technical assistance, designs, drawings, assembly procedures, computer programs, specifications, data and results not generally known to the public (including biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, pre-clinical, clinical, safety, manufacturing and quality control data and know-how, including study designs and protocols), in all cases, whether or not patentable, in written, electronic or any other form now known or hereafter developed, materials, data and results, including Regulatory Documentation.
1.79    “Third Party” shall mean any Person or entity other than Exelixis and BMS and their respective Affiliates.
1.80    “Third Party License Payments” shall mean any payments (e.g., upfront payments, milestones, royalties) due to any Third Party under license agreements or other written agreements granting rights to intellectual property owned or controlled by such Third Party to the extent that such rights are necessary for (i) the making, using or importing of a Party’s Compound(s) for the conduct of any Combined Therapy Trial, or (ii) the conduct of any Combined Therapy Trial.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.81    “United States” or “U.S.” shall mean the United States of America, and its territories, districts and possessions.
Additional Definitions. In addition to those terms defined above, definitions for each of the following terms are found in the body of this Agreement as indicated below:

Defined Term	Section
Alliance Manager	2.6
Breaching Party	12.2(a)
CDA	9.1
Tyrosine Kinase Inhibitor Trial	5.4(d)
Co-Chair	2.3(a)
Cure Period	12.2(a)
Dispute	13.3(a)
Exclusive Discussion Period	5.4(d)
GAAP	4.1(a)
ICF	2.5(a)
Indemnify	11.1
Infringe or Infringement	6.3(a)
Initial Trials	2.1(a)
IRBs	9.3(d)
JCS-WG or Joint Clinical Study Working Group	2.4(a)
JDC or Joint Development Committee	2.3
JDC Dispute	2.7
Conducting Party	2.1(b)
License Agreement	13.1
Licensee	13.10(b)
Losses	11.1
Non-Breaching Party	12.2(a)
Non-Conducting Party	5.1(b)
Non-Prosecuting Party	6.1(c)
Officials	10.9
Operational Matters	2.5(a)
Packaging and Labeling Cost	4.2(b)
Payment	10.9
Pharmacovigilance Agreement	2.2
POTV	9.7(a)
Prosecuting Party	6.1(c)
Protocol	2.1(a)
Publication Dispute	9.6(b)

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Quality Agreement	4.3
Quarterly Report	7.2(a)
Results	9.6(b)
Section 4.1(b) Costs	4.1(b)
Section 4.2(b) Costs	4.2(b)
Shared Costs	7.1
Site/CRO List	2.5(c)
Study Data	8.1
Sunshine Laws	9.7(c)
Supply Agreement	4.4
Term	12.1
Third Party Claim	11.1
True-up Payment	7.2(a)

ARTICLE 2
COLLABORATION SCOPE; GOVERNANCE
2.1    Scope of Collaboration; Governance of Agreement.
(a)    The Parties intend, pursuant to this Agreement, to collaborate to conduct (i) the clinical trials identified in Exhibit A (referred to as the “Initial Trials”) and (ii) such other clinical trials evaluating a Combined Therapy of the BMS Compound(s) with the Exelixis Compound as the Parties may agree to conduct pursuant to the terms of this Agreement (any such trial in (i) or (ii), a “Combined Therapy Trial”). A clinical study protocol (including a clinical protocol synopsis) for each Combined Therapy Trial will be approved by the JDC (each, a “Protocol”). The Parties will also use good faith efforts to consult with each other and to finalize the Protocol for the Initial Trial for Renal Cell Carcinoma based on the draft clinical protocol synopsis set forth in Exhibit B and the Protocol for the Initial Trial for Hepatocellular Carcinoma based on the draft clinical protocol synopsis set forth in Exhibit C) as promptly as practicable after the Effective Date. Each Combined Therapy Trial shall be conducted in accordance with its Protocol. The Protocol for each Combined Therapy Trial shall be drafted by the Conducting Party (in consultation with the Non-Conducting Party), and shall be subject to review and approval of the JDC before such Combined Therapy Trial can be Initiated. Protocol amendment(s) shall be subject to review and approval of the JDC, although the JDC may discuss and agree in writing upon circumstances where it may be feasible for the Conducting Party to make specific Protocol amendments without the need for JDC approval or mutual written agreement.
(b)    The Party primarily responsible for the conduct of a Combined Therapy Trial (such Party, with respect to such Combined Therapy Trial, the “Conducting Party”) for each of the Initial Trials is identified in Exhibit A. The Parties shall determine, through the JDC, which Party shall be the Conducting Party for any other Combined Therapy Trial. Subject to the oversight of the JDC, as between the Parties, the Conducting Party shall have decision-making authority with

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

respect to all non-material operational issues in the conduct of the Combined Therapy Trial, pursuant to Section 5.1(a), and shall be the regulatory lead and the sponsor of record with respect to a Combined Therapy Trial. Each Combined Therapy Trial shall be conducted under a combination IND unless a Regulatory Authority requires otherwise, for which the Conducting Party will be the sponsor of record (the “Combined Therapy IND”). BMS shall have a beneficial one-half interest in such Combined Therapy IND and Exelixis shall have a beneficial one-half interest in such Combined Therapy IND; provided, however, that: (i) in no event will a Party be required to obtain the consent of the other Party to transfer or encumber its interest in the Combined Therapy IND; provided, that the transferee or encumbrance holder agrees to abide by the terms and conditions of this Agreement, and provided, that any transfer occurs only in connection with, and to the same transferee of, a transfer of all of a Party’s rights in its Single Agent Compound, (ii) the Conducting Party shall be the sole holder of all legal interests in the Combined Therapy IND, and no Party shall have any obligation to share with the other Party any consideration received in connection with the sale, license or use of the Combined Therapy IND where permitted by this Agreement, and (iii) no Party shall be permitted to grant any Third Party any Right of Cross-Reference with respect to any portion of the Combined Therapy IND relating to the other Party’s Single Agent Compound(s) for use as monotherapy or for use in combination with any other molecules (other than, in the case of BMS, for use with the BMS Compound(s) (alone or in combination with other BMS-controlled molecules), and, in the case of Exelixis, for use with the Exelixis Compound (alone or in combination with other Exelixis-controlled molecules), in each case as permitted by this Agreement. For clarity, each Party shall have a Right of Cross-Reference to all Combined Therapy INDs, whether such Party is the Conducting Party or the Non-Conducting Party, on its own behalf. Each Party shall provide to the other Party a Right of Cross-Reference to its existing respective IND for its respective Single Agent Compound(s) as necessary to allow a Combined Therapy Trial to be conducted under the Combined Therapy IND. For the avoidance of doubt, each Party shall be responsible for (i) drafting and updating as necessary the investigator’s brochure for its respective Single Agent Compound(s), and (ii) filing all necessary Regulatory Documentation to the existing IND for its respective Single Agent Compound(s), including, but not limited to, the submission to such existing IND of serious adverse event and adverse drug reaction cases emerging from any Combined Therapy Trial, as required by a Regulatory Authority and/or Applicable Law.
(c)    Promptly after the Effective Date, if not previously provided pursuant to the CDA and continuing until finalization of the Protocol for the applicable Initial Trial, the Conducting Party shall provide the Non-Conducting Party with the following relating to the Conducting Party Compound(s): (i) the latest investigator’s brochure, (ii) new and/or changing safety signals and safety issues pertinent to the Initial Trials, and (iii) new and/or changing toxicology and efficacy signals and/or issues pertinent to the Initial Trials. The Conducting Party shall also provide such other safety data on the Conducting Party Compound(s) as set forth in the Pharmacovigilance Agreement. The Non-Conducting Party shall use any such data provided pursuant to this Section 2.1(c)(1) or pursuant to the Pharmacovigilance Agreement solely to evaluate the safety and efficacy of (1) the Conducting Party Compound(s) for use in Combined Therapy Trials and (2) the Combined Therapy. All such information and disclosures, to the extent pertaining to the Conducting Party

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Compound(s) as monotherapy (or used with agents other than the Non-Conducting Party Compound(s)), are Confidential Information of the Conducting Party.
(d)    The Conducting Party shall provide the Non-Conducting Party with the following relating to the Combined Therapy: (i) safety analyses for each Combined Therapy Trial where required by and in accordance with the applicable Protocol, and/or Statistical Analysis Plan, (ii) new and/or changing safety signals and safety issues pertinent to the Combined Therapy Trials and such other safety data for each Combined Therapy as set forth in the Pharmacovigilance Agreement (as defined in Section 2.2), and (iii) new and/or changing toxicology and efficacy signals and/or issues pertinent to the Combined Therapy Trials. The Conducting Party shall also provide the Non-Conducting Party with the Study Data and the final Clinical Study Reports (CSRs) for all Protocol arms relating to this Agreement. Each final CSR shall comply with the requirements of the International Council for Harmonisation of Technical Requirements for Pharmaceuticals for Human Use (ICH) and shall be approved by the JDC. Each Party shall use any such data provided pursuant to this Section 2.1(d) solely: (A) to evaluate the safety and efficacy of the Combined Therapy in Combined Therapy Trials, (B) to meet any regulatory requirements pertaining to its Compound(s) and to the conduct of the Combined Therapy Trials, and (C) as permitted elsewhere in this Agreement. All such information and disclosures: (x) to the extent pertaining to a Combined Therapy, are Confidential Information of all of the Parties, (y) to the extent pertaining to the Exelixis Compound as monotherapy (or used with agents other than the BMS Compound(s)), are Confidential Information of Exelixis and (z) to the extent pertaining to the BMS Compound(s) as monotherapy (or used with agents other than the Exelixis Compounds), are Confidential Information of BMS.
(e)    The Conducting Party shall provide the Non-Conducting Party with the following relating to the Non-Conducting Party Compound(s): (i) safety analyses for the Non-Conducting Party Compound(s) as monotherapy from each Combined Therapy Trial if required by and in accordance with the applicable Protocol, and/or Statistical Analysis Plan, and (ii) such other safety data for the Non-Conducting Party Compound(s) as set forth in the Pharmacovigilance Agreement. The Non-Conducting Party may use such information for any purpose. All such information and disclosures to the extent pertaining to the BMS Compound(s) as monotherapy (or used with agents other than the Exelixis Compound), shall be Confidential Information of BMS and all such information and disclosures to the extent pertaining to the Exelixis Compound as monotherapy (or used with agents other than the BMS Compound(s)), shall be Confidential Information of Exelixis.
(f)    Promptly after the Effective Date, if not previously provided pursuant to the CDA and continuing until finalization of the Protocol for the applicable Initial Trial, the Non-Conducting Party shall provide the Conducting Party with the following relating to the Non-Conducting Party Compound(s): (i) the latest investigator’s brochure, (ii) any new and/or changing safety signals and safety issues pertinent to the Initial Trial, and (iii) new and/or changing toxicology and efficacy signals and/or issues pertinent to the Initial Trial. The Non-Conducting Party shall also provide such other safety data on the Non-Conducting Party Compound(s) as set forth in the Pharmacovigilance Agreement. The Conducting Party shall use any such data provided pursuant

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

to this Section 2.1(f) or pursuant to the Pharmacovigilance Agreement solely (A) to evaluate the safety and efficacy of (1) the Non-Conducting Party Compound(s) for use in Combined Therapy Trials and (2) the Combined Therapy and (B) to meet any regulatory requirements pertaining to the conduct of the Combined Therapy Trials. All such information and disclosures are Confidential Information of the Non-Conducting Party.
(g)    Any amendment to this Agreement, a Bioanalysis Plan, a Statistical Analysis Plan, the Pharmacovigilance Agreement, the CRO Agreement (to the extent provided in Section 2.4(o)) or Quality Agreement shall require the written mutual agreement of the Parties and shall be executed in the form of a written amendment in accordance with Section 13.7.
(h)    If further studies, including but not limited to toxicity studies, are required or suggested by a Regulatory Authority as a prerequisite for conducting any of the Combined Therapy Trials, then the Parties agree to hold good faith discussions in a timely manner to agree upon a protocol for such studies, each of which will be considered a Combined Therapy Trial and conducted on substantially the same terms as set forth herein; provided that, if the Parties are unable to agree upon a protocol for such study or if the conduct of such study shall cause a delay deemed unsatisfactory by a Party, then any disputed matters precluding agreement shall be referred to the Executive Officers (or their respective designees) for resolution. If the Executive Officers are unable to reach resolution within [ * ] after such referral to them (and do not mutually agree to an extension of time to arrive at such resolution), then this Agreement shall automatically terminate following the conclusion of any then-active Combined Therapy Trial (unless and until the Protocol for such required/suggested study(ies) is finalized by mutual agreement prior to the completion of such Combined Therapy Trial) and the provisions of Section 12.5 shall apply to any such termination.
2.2    Safety Data Exchange. The Parties shall use diligent efforts to define and finalize the processes the Parties shall employ to protect patients and promote their well-being in connection with the use of the Combined Therapy. Subject to the terms of this Agreement, within [ * ] or [ * ] after the full execution of this Agreement, or as soon as practicable subsequent to the full execution date, as agreed to by the Parties and prior to dosing the first study patient in a Combined Therapy Trial, Exelixis and BMS (under the guidance of their Pharmacovigilance Departments, or equivalent thereof) shall execute a written pharmacovigilance agreement (“Pharmacovigilance Agreement”) to ensure the exchange of relevant safety data within appropriate timeframes and in appropriate format to enable the Parties to fulfill local and international regulatory reporting obligations. Such Pharmacovigilance Agreement shall (a) provide that the Conducting Party shall hold and be responsible for the maintenance of the Global Safety Database for the Combined Therapy and safety reporting for the Combined Therapy, and shall lead all pharmacovigilance activities for the Combined Therapy, and (b) include guidelines and procedures acceptable to the Parties for the receipt, investigation, recordation, communication, and exchange (as between the Parties) of Adverse Event reports, pregnancy reports, and any other information concerning the safety of the Combined Therapy arising from or related to the use of the BMS Compound(s) and Exelixis Compound in the Combined Therapy Trial consistent with Applicable Law. Furthermore, such agreed procedures shall be consistent with relevant International Council for Harmonization (ICH)

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

guidelines, except where said guidelines may conflict with existing local regulatory safety reporting requirements, in which case local reporting requirements shall prevail. Until such guidelines and procedures are set forth in the Pharmacovigilance Agreement, the Party responsible for pharmacovigilance prior to execution of this Agreement shall have sole pharmacovigilance responsibility for its Compound(s) subject to all Applicable Law. In the event that this Agreement is terminated, the Parties agree to implement the necessary procedures and practices to ensure that any outstanding pharmacovigilance reporting obligations are fulfilled. To the extent any provision set forth in the Pharmacovigilance Agreement conflicts with any provision in this Agreement, the provision set forth in the Pharmacovigilance Agreement shall control as related to the exchange and reporting of safety information associated with use of the products in a Combined Therapy Trial as well as product safety surveillance.
2.3    Joint Development Committee. Promptly after the Effective Date, the Parties shall form a Joint Development Committee (the “JDC”).
(a)    Composition: The JDC shall consist of [ * ] representatives, with [ * ] representatives from BMS, on the one hand, and [ * ] representatives from Exelixis, on the other hand, plus an Alliance Manager from each Party as non-voting members; provided, that the JDC may agree to increase or decrease the number by mutual agreement. Each Party shall be responsible for determining the qualifications and substitutions of its JDC members but shall be composed of cross functional and highly experienced representatives of appropriate seniority from Exelixis and BMS. The JDC shall be co-chaired by two (2) chairpersons, with one chairperson designated by BMS and the other chairperson to be designated by Exelixis (each, a “Co-Chair”).
(b)    Meetings: The JDC shall meet at least [ * ] per year, or at such other frequency as the JDC agrees (and it may appoint subteams to meet more frequently), provided that either BMS or Exelixis through its Co-Chair may request a meeting of the JDC at any time upon [ * ] notice to the other Party, with the understanding that the other Party will use reasonable efforts to comply with such request but such other Party will not be in breach of this Agreement in the event that it is unable to comply with such request but is using reasonable efforts to conduct a JDC meeting as promptly as practicable. Upon request by either Party, such meetings will be held by audio or video teleconference; provided that face-to-face meetings shall occur at least [ * ]. There must be a minimum of [ * ] representatives from each of BMS, on the one hand, and Exelixis, on the other hand, at any meeting of the JDC. No fewer than [ * ] prior to each meeting, and in any event as soon as reasonably practicable, each of BMS and Exelixis shall use good faith efforts to disclose to the other any proposed agenda items together with appropriate supporting information. The Alliance Managers shall alternate responsibility for preparing and circulating definitive minutes of each meeting of the JDC. Such minutes shall provide a description, in reasonable detail, of the discussions at the meeting, a list of material actions and decisions made by the JDC, a list of action items made by the JDC and a list of material issues not resolved by the JDC. The Alliance Manager who drafts the minutes shall provide the Co-Chairs and the other Alliance Manager with the initial draft meeting minutes, who shall return the draft with any proposed changes, and this process shall be repeated until a final version of the meeting minutes is agreed upon and signed (or acknowledged

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

as final via email) by the two Co-Chairs. The Parties shall reasonably cooperate to complete and agree upon a final version of meeting minutes within [ * ] from the date of the relevant meeting. The final version of the meeting minutes shall be signed (or acknowledged as final via email) by the two Co-Chairs, and each Party shall be provided with a copy of the final meeting minutes for its safekeeping. A reasonable number of additional representatives of a Party may attend meetings of the JDC in advisory capacity with the prior written consent of the other Party. All representatives to the JDC or attending JDC meetings shall be subject to confidentiality and nonuse restrictions at least as restrictive as those set forth herein.
(c)    Responsibilities of the Joint Development Committee: The JDC shall be responsible for:
(i)    The constitution of the Joint Clinical Study Working Group (as defined below) and the establishment of such other subcommittees and working groups as the JDC decides is necessary.
(ii)    Overseeing the activities of, and providing guidance and directives to, the Joint Clinical Study Working Group and resolving any disputes arising at the Joint Clinical Study Working Group level.
(iii)    Reviewing the regulatory strategy regarding each Combined Therapy Trial.
(iv)    Resolving any disputes between the Parties relating to execution of the Combined Therapy Trials.
(v)    Consulting and reviewing in relation to the overall management of the Combined Therapy Trials and on all significant matters relating to the Combined Therapy Trials.
(vi)    Monitoring the nature, progress and results of the Combined Therapy Trials;
(vii)    Selecting and approving independent data monitoring committees and independent radiologic reviews;
(viii)    Approving the Protocols (including any Statistical Analysis Plan) and any proposed amendments thereto for the Combined Therapy Trials together with a budget for each Combined Therapy Trial (including the Shared Costs) and any material amendments thereto;
(ix)    Approving the Bioanalysis Plan and any amendments thereto;
(x)    Monitoring the key milestones of each Combined Therapy Trial proposed by the Joint Clinical Study Working Group;

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(xi)    Approving the final clinical trial report (and/or final statistical analysis in accordance with the Statistical Analysis Plan) from each Combined Therapy Trial;
(xii)    Approving the material communication strategies with any Regulatory Authority regarding the conduct of the Combined Therapy Trials, and to the extent reasonably possible, approving timing for scheduled meetings with any Regulatory Authority;
(xiii)    Approving any Combined Therapy IND to be submitted to a Regulatory Authority and any material amendments thereto;
(xiv)    Discussing additional Combined Therapy Trials of the BMS Compound(s) with the Exelixis Compound, provided that no Party shall be obligated to collaborate with the other Party or agree on terms with the other with respect to any additional clinical trials pursuant to this Section 2.3(c)(xii); and
(xv)    Discussing whether any pre-clinical studies are needed to explore or support any clinical trial for the Combined Therapy, especially for clinical trials for indications other than those for the Initial Trials.
In the event the JDC determines that any pre-clinical study is needed to explore or support any clinical trial for the Combined Therapy, any such pre-clinical study will only be conducted if the Parties enter into a separate agreement for the conduct of such pre-clinical study.
(d)    Joint Development Committee Authority. The JDC shall take action by unanimous consent, with each of BMS, on the one hand, and Exelixis, on the other hand, having a single vote, irrespective of the number of its representatives actually in attendance at a meeting. In the absence of a formal meeting, the [ * ]. The JDC shall have the right to make only those determinations expressly enumerated as decisions of the JDC in this Agreement; provided that such determinations are documented in the written minutes signed (or acknowledged as final via email) by the JDC Co-Chairs. Notwithstanding anything to the contrary in this Agreement, the JDC will have no power (i) to amend this Agreement, the Supply Agreement, the Pharmacovigilance Agreement or the Quality Agreement, or (ii) to modify any Party’s obligations with regard to the conduct of the Combined Therapy Trials without such Party’s prior written consent; in each case, except by a writing signed by all Parties.
2.4    Joint Clinical Study Working Group:
(a)    General. A joint clinical study working group (“Joint Clinical Study Working Group” or “JCS-WG”) shall be appointed by the JDC. The JCS-WG shall be composed of highly experienced representatives of Exelixis and BMS, and may include a reasonable number (as agreed to by BMS and Exelixis) of representatives of Ipsen; provided, however before attending or participating in any meeting or telephone conference of the JCS-WG, each such representative (i) must be identified in advance to the Alliance Managers, (ii) must have executed a form of

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

confidentiality and invention assignment agreement mutually acceptable to the Parties that will cover the proceedings of the JCS-WG and that will have been reviewed and approved by Ipsen, and (iii) must be highly experienced with respect to the matters for which the JCS-WG has responsibility. The JCS-WG will be co-chaired by one Exelixis representative and one BMS representative. The JCS-WG will meet at least [ * ] (or at a frequency reasonably considered necessary at the request of either Party) to provide an update on progress of the Combined Therapy Trials to the JDC. Except for decisions expressly reserved to the JDC, the JCS-WG shall be responsible for the coordination and execution of all joint operational matters (i.e., clinical drug supply, response to regulatory agency questions, data exchange, pharmacovigilance, etc.). The Conducting Party shall provide such update on progress of the Combined Therapy Trials in writing to the Non-Conducting Party members of the JCS-WG on a [ * ] basis, which update shall contain information about overall progress, recruitment status, interim analysis (if results available), final analysis and other information relevant to the conduct of the Combined Therapy Trials.
(b)    Specific Responsibilities of the JCS-WG. Each Party shall keep the JCS-WG informed about activities performed by that Party hereunder. The JCS-WG (or in the absence of a formal meeting, the Co-Chairs of the JCS-WG) shall be specifically responsible, without limitation, for the following:
(i)    overseeing the activities of the Parties with respect to the Combined Therapy Trials, and providing a forum for the Parties to discuss, monitor and coordinate all activities and communications regarding the Combined Therapy Trials;
(ii)    reviewing the progress of each Combined Therapy Trial, (ii) reviewing and approving the proposed plan for medical monitoring and exchange information on planned site audits, and (iii) reviewing the results of such medical monitoring and site audits and agreeing on any actions in response to same;
(iii)    preparing, reviewing and proposing to the JDC for its approval (i) the applicable Protocol and the Statistical Analysis Plan, and any proposed amendment thereto and (ii) any Bioanalysis Plan not set forth in the Protocol, and any amendments thereto;
(iv)    preparing, reviewing and proposing to the JDC for its approval the communication strategies with any Regulatory Authority regarding the conduct of the Combined Therapy Trials and, to the extent they are materially inconsistent with the applicable Protocol(s) or previously-approved strategies (or involve patient safety or relate to the BMS Compound(s) or Exelixis Compound), reviewing and approving such proposed communications and communication strategies;
(v)    preparing, reviewing and endorsing for approval by the JDC any Combined Therapy IND to be submitted to a Regulatory Authority, as well as reviewing material submissions to any such IND in accordance with Article 5 and, to the extent they are materially inconsistent with the applicable Protocol(s) (or involve patient safety or relate to the BMS Compound or the Exelixis Compound), reviewing and approving such submissions;

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(vi)    preparing, reviewing and approving any material Combined Therapy Trial Regulatory Documentation, or portions thereof, that relate to the Combined Therapy, in accordance with Article 5, and, to the extent they are materially inconsistent with the applicable Protocol(s), reviewing and approving such Combined Therapy Trial Regulatory Documentation, or portions thereof;
(vii)    preparing, reviewing and approving in advance, any additional analyses of, or that include, the Combined Therapy Study Data proposed by either Party that are not included in the Statistical Analysis Plan; provided, that, for clarity, such review and approval shall not apply to analyses by a Party of the monotherapy data for its own Compound(s) from a Combined Therapy Trial.
(viii)    preparing, reviewing and approving use of any Samples in accordance with Section 8.5 that are not described in the Protocol and ICF for a given Initial Trial, so long as the JDC/JCS-WG remains in force and effect (and if not in force and effect, by mutual written agreement of the Parties);
(ix)    reviewing and approving the template ICF form, the template case report form and template clinical site study agreement (or minimum language to be included therein) (all such templates will be based on the applicable Conducting Party template) to be used in a given Combined Therapy Trial. The Conducting Party may authorize changes to such template or minimum wording without review and approval of the JCS-WG, so long as (1) such changes are not materially substantive changes relative to, and the form/agreement remains otherwise generally consistent with, the original wording, (2) in the case of Exelixis as the Conducting Party, such changes do not relate to or adversely affect the BMS Technology or BMS Independent Patent Rights (or the enforcement or defense thereof), the Combined Therapy, or the BMS Compound(s) as monotherapy, (3) in the case of BMS as the Conducting Party, such changes do not relate to or adversely affect the Exelixis Technology or Exelixis Independent Patent Rights (or the enforcement or defense thereof), the Combined Therapy, or the Exelixis Compound as monotherapy, (4) such changes do not impose a new obligation, whether direct, indirect, or contingent, upon the Non-Conducting Party, (5) any changes to the ICF template do not relate to use of Samples or the information to be disclosed regarding the Non-Conducting Party Compound(s), (6) such changes do not confer a benefit upon the Conducting Party that is not also conferred upon the Non-Conducting Party and (7) such changes do not conflict with this Agreement;
(x)    proposing, reviewing and approving the countries in which each Combined Therapy Trial will be conducted in accordance with Section 2.5(c), which shall be limited to those countries in which both the BMS Compound(s) and the Exelixis Compound that are the subject of such Combined Therapy Trial are being commercialized and those countries in which it is intended for both the BMS Compound(s) and the Exelixis Compound that are the subject of such Combined Therapy Trial to be commercialized when one or more of such Compounds is not being commercialized in those countries (such countries, collectively the “Available Countries”);

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(xi)    preparing, reviewing and approving the final clinical trial report (and/or final statistical analysis in accordance with the Statistical Analysis Plan) from each Combined Therapy Trial, prior to provision to the JDC for final approval in accordance with Section 2.3(c)(xi) above;
(xii)    discussing any other topics or issues relating to the Combined Therapy Trials that either Party requests that cannot be resolved at the working team level.
(xiii)    reviewing each Party’s drug supply forecasts for each Combined Therapy Trial;
(xiv)    approving any immunogenicity analysis for each Combined Therapy Trial, including the protocol and the entity to do the analysis, to the extent not part of the Protocol for a Combined Therapy Trial;
(xv)    reviewing and approving any provisions deemed necessary to be included in the CRO agreement to ensure consistency with this Agreement and in particular with Section 5.2(b) hereof;
(xvi)    agreeing on the selection of study sites pursuant to Section 2.5(c), and agreeing on any material communications to study sites or IRBs relating to patient safety or early termination/cessation of the Combined Therapy Trial; and
(xvii)    appointing, if needed, working teams to conduct work within the charter of the JCS-WG and to report to the JCS-WG, and resolving any disputes arising within the working teams.
2.5    Conducting Party Operational Authority Generally.
(a)    The Conducting Party for a Combined Therapy Trial shall, subject to the oversight and determinations of the JDC and JCS-WG as provided in Sections 2.3 and 2.4, the terms of the applicable Protocol, the decisions and guidance of applicable Committee or working group, and applicable terms and conditions of this Agreement, the Quality Agreement, the Pharmacovigilance and the Supply Agreement: (i) manage and be primarily responsible for the conduct of such Combined Therapy Trial; (ii) be the Sponsor and regulatory lead with respect to such Combined Therapy Trial; and (iii) as between the Parties, be the lead with respect to (1) the selection and management of clinical study sites (including the negotiation and execution of clinical site study agreements and related budgets, timelines and contingency planning), (2) conducting clinical study start-up activities, communicating with and obtaining approval from institutional review boards and/or ethics committees, as applicable, and drafting the template informed consent form (“ICF”) or other relevant documents for such Combined Therapy Trial (for review and, if applicable, approval as provided in this Agreement), (3) subject recruitment and retention activities, (4) ongoing site monitoring and quality assurance audits, (5) subject to the terms of the Pharmacovigilance Agreement, management of safety reporting by contract research organizations and clinical study sites, (6) ongoing medical monitoring, (7) management, monitoring and audits

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

of CROs in connection with each CRO (if any) involved in the conduct of such Combined Therapy Trial, (8) inquiries from clinical study subjects, (9) packaging, labeling and distributing the Combined Therapy for use in such Combined Therapy Trial, and (10) manage health authority inspections at clinical trial sites ((1)-(10), collectively, the “Operational Matters”). The Conducting Party shall use Commercially Reasonable Efforts to perform such Operational Matters. The JDC shall set up a mechanism for the Non-Conducting Party to be informed and updated on a timely periodic basis regarding Operational Matters, so that if the Non-Conducting Party has any significant concerns or material disagreements regarding same, the matter can be escalated to the JDC for review. Notwithstanding anything to the contrary in this Agreement, in the event that the Conducting Party receives a telephonic communication from a Regulatory Authority requesting an immediate response that the Conducting Party reasonably determines must be immediately given to protect patient safety or to prevent undue and significant disruption in the conduct of a Combined Therapy Trial, the Conducting Party will be entitled to provide such response as it deems advisable (and that is otherwise consistent with the terms of this Agreement); provided, that it immediately notifies the Non-Conducting Party Co-Chair (or other Non-Conducting Party member of the JDC if that person is not available) of same and subsequently either (i) obtains the written consent of the Non-Conducting Party Co-Chair to the action taken or (ii) if the Non-Conducting Party does not provide its consent, notifies the Regulatory Authority that the response is being changed; provided, further, that in no event shall the Conducting Party make any response relating to the Non-Conducting Party Compound(s) as monotherapy without the Non-Conducting Party’s prior written consent.
(b)    If the conduct of any Combined Therapy Trial requires a Third Party License Payment, then the Party required to make such Payment shall be responsible for same.
(c)    Each Combined Therapy Trial may only be conducted in countries outside the Ono Territory that are Available Countries. The Conducting Party, after discussion with the Non-Conducting Party, will create and provide the JDC with a proposed list of potential clinical trial site(s), countries, CROs and investigators that may be used to conduct each Combined Therapy Trial, with the final list to be subject to JDC (or Co-Chairs) approval (such approval will be completed within [ * ] after receipt of the list and shall not be unreasonably withheld) (such JDC-approved list being the “Site/CRO List”). The proposed Site/CRO List will be provided to the JCS-WG prior to the Conducting Party initiating site selection negotiations or visits (for sites/investigators) or CRO negotiations (for CROs). The Conducting Party shall have the authority to select the final clinical trial sites, CROs and investigators from the approved Site/CRO List. In the event that additional sites need to be added after the initial list is approved, a new CRO/Study Site List will be created that includes the new sites and such list will be provided to the JCS-WG for its approval (or by its Co-Chairs) per this Section 2.5(c).
2.6    Alliance Managers. Each of BMS, on the one hand, and Exelixis, on the other hand, will appoint one representative to act as its Alliance Manager (each, an “Alliance Manager”). The role of the Alliance Manager is to act as a primary point of contact between the Parties to assure a successful relationship between the Parties. Each Alliance Manager shall be permitted to attend meetings of the JDC and its subcommittees and working groups as appropriate as non-voting

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

participants. An Alliance Manager may bring any matter concerning a Party's performance under this Agreement to the attention of the JDC if the Alliance Manager reasonably believes that such attention is warranted. BMS may replace its Alliance Manager with an alternative representative at any time with prior written notice to Exelixis, and Exelixis may replace their Alliance Manager with an alternative representative at any time with prior written notice to BMS. Any Alliance Manager may designate a substitute to temporarily perform the functions of such Alliance Manager upon written notice to the other Alliance Manager. Each Alliance Manager will be charged with creating and maintaining a collaborative work environment within the JDC. Each Alliance Manager also will:
(a)    provide a point of communication both internally within the Parties’ organizations and between the Parties regarding the Combined Therapy Trials;
(b)    assist in coordinating any collaborative efforts under this Agreement, if any, and any external communications;
(c)    take responsibility for ensuring that JDC and JCS-WG activities, such as the conduct of required JDC meetings, occur as set forth in this Agreement and that relevant action items, if any, resulting from such meetings are appropriately carried out or otherwise addressed; and
(d)    be the point of first referral in all matters of contract interpretations and dispute resolution in accordance with Section 13.3.
2.7    Dispute Resolution. The representatives of the JDC shall attempt in good faith to reach consensus on all matters properly brought before the JDC. Except as otherwise provided in this Agreement, if, after a good faith, reasonable and open discussion among the members of the JDC, the JDC is unable to agree on a matter that has been properly before it for a period of [ * ] and that calls for a decision, any Party may refer the dispute (a “JDC Dispute”) to the Executive Officers for resolution. If the Executive Officers are unable to reach a resolution within [ * ] of such referral, then the JDC Dispute will be referred to the [ * ] of Exelixis and the [ * ] of BMS or their respective designees for attempted resolution by good faith negotiations within [ * ] after such referral is made. If they are unable to reach a resolution within [ * ] of such referral, then (a) if such JDC Dispute relates to an amendment requiring mutual agreement proposed by either Party to the agreed upon Protocol or protocol synopsis (including any immunogenicity analysis), CRO Agreement, Bioanalysis Plan or Statistical Analysis Plan, there shall be no decision on the matter and the then existing terms of the applicable Protocol, protocol synopsis, CRO Agreement, Bioanalysis Plan or Statistical Analysis Plan shall govern, and (b) for all other JDC Disputes, this Agreement will be terminated, upon written notice from either BMS to Exelixis or from Exelixis to BMS, as of the later of (1) the expiration of such [ * ] period for resolution by the [ * ] of Exelixis and the [ * ] of BMS or their respective designees or (2) the conclusion of any then-active Combined Therapy Trial (in each of (1) or (2) unless and until such JDC Dispute is resolved by mutual agreement prior to the effective date of such termination); provided, that any such termination notice must be

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

provided prior to the applicable termination date in (1) or (2). The provisions of Section 12.5 shall apply to any such termination. Disputes with respect to matters properly before the JDC will not be subject to the dispute resolution procedures set forth in Section 13.3.
2.8    Conduct. Each Party shall use Commercially Reasonable Efforts to perform and fulfill its respective activities under this Agreement, and shall do so in accordance with Applicable Law, including GCP, GLP and GMP.

ARTICLE 3
LICENSE GRANTS
3.1    Grant by BMS.
(a)    Subject to the terms of this Agreement, BMS hereby grants, and shall cause its Affiliates to grant, to Exelixis a non-exclusive, worldwide (other than within the Ono Territory), non-transferable, royalty-free license (with the right to sublicense solely pursuant to the terms of and subject to the limitations of Section 3.3) under the BMS Independent Patent Rights, BMS Technology, and BMS Regulatory Documentation to use the BMS Compound(s), solely to the extent necessary to discharge Exelixis’ obligations under this Agreement with respect to the conduct of the Combined Therapy Trials.
(b)    To the extent that a CRO, contractor or Combined Therapy Trial study site assigns or licenses to BMS any title, rights or interests in any intellectual property rights for which some or all of such intellectual property rights are to be owned by or licensed to Exelixis pursuant to the terms of this Agreement, BMS will, where and to the extent expressly provided in this Agreement, assign or license same to Exelixis as provided in this Agreement and will confirm same in writing if requested by Exelixis.
3.2    Grant by Exelixis.
(a)    Subject to the terms of this Agreement, Exelixis hereby grants, and shall cause its Affiliates to grant, to BMS a non-exclusive, worldwide, non-transferable, royalty-free license (with the right to sublicense solely pursuant to the terms of and subject to the limitations of Section 3.3) under the Exelixis Independent Patent Rights, Exelixis Technology, and Exelixis Regulatory Documentation to use the Exelixis Compound, solely to the extent necessary to discharge BMS’s obligations under this Agreement with respect to the conduct of the Combined Therapy Trials.
(b)    To the extent that a CRO, contractor or Combined Therapy Trial study site assigns or licenses to Exelixis any title, rights or interests in any intellectual property rights for which some or all of such intellectual property rights are to be owned by or licensed to BMS pursuant to the terms of this Agreement, Exelixis will, where and to the extent expressly provided in this

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Agreement, assign or license same to BMS as provided in this Agreement and will confirm same in writing if requested by BMS.
3.3    Sublicensing.
(a)    Each Party shall have the right to grant sublicenses, under the licenses granted to it under Section 3.1 and Section 3.2, to Affiliates and to Third Parties, solely to the extent required for a Third Party to perform its duties with respect to the conduct of the Combined Therapy Trials (and, for Third Party sublicenses, if agreed to by the other Party, such consent not to be unreasonably withheld, conditioned or delayed), solely as necessary to assist a Party in carrying out its responsibilities with respect to the Combined Therapy Trials.
(b)    For the avoidance of doubt, (i) in no event shall BMS (or any of its sublicensees) have the right to grant Ono or any of Ono’s Affiliates any sublicense under the licenses granted to BMS in Section 3.2, without the prior written consent of Exelixis, and (ii) in no event shall Exelixis (or any of its sublicensees) have the right to grant Ipsen, Takeda or any of their respective Affiliates any sublicense under the licenses granted to Exelixis in Section 3.2, without the prior written consent of BMS.
(c)    With regard to any such sublicenses permitted and made under this Agreement, (i) such sublicensees, except Affiliates (so long as they remain Affiliates of a Party), shall be subject to written agreements that bind such sublicensees to obligations that are consistent with a Party’s obligations under this Agreement including, but not limited to, confidentiality and non-use provisions no less restrictive than those set forth in Sections 8.2 and 8.3 and Article 9, and provisions regarding intellectual property that ensure that the Parties will have the rights provided under this Agreement to any intellectual property created by such sublicensee, (ii) each Party shall provide written notice to the other of any such sublicense (and obtain approval for sublicenses to Third Parties); and (c) the licensing Party shall remain liable for all actions of its sublicensees.
3.4    No Implied Licenses. Except as specifically set forth in this Agreement, neither Party shall acquire any license or other intellectual property interest, by implication or otherwise, in any intellectual property of the other Party, including Confidential Information disclosed to it under this Agreement or under any Patent Rights Controlled by the other Party or its Affiliates.
ARTICLE 4
MANUFACTURE AND SUPPLY
4.1    Exelixis Compound.
(a)    Manufacture and Supply. Exelixis shall Manufacture or have Manufactured the Exelixis Compound in drug product and/or drug substance form (as necessary) in reasonable quantities and at the points in time as agreed by the JDC for each Combined Therapy Trial, and, as applicable, shall supply such Exelixis Compound to BMS or its designee for use in the Combined Therapy Trials. As applicable, BMS will package and label the Exelixis Compound

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

for use in the Combined Therapy Trial, subject to Section 4.1(b). The cost of Manufacture and supply (including shipping, taxes and duty, if applicable) of Exelixis Compound for the Combined Therapy Trials shall be borne solely by Exelixis, and Exelixis shall bear the risk of loss for the Exelixis Compound until delivery of the Exelixis Compound to the common carrier for delivery to BMS or its designee. Exelixis shall also be responsible for the payment of any Third Party License Payments that may be due exclusively on the supply of Exelixis Compound for the Combined Therapy Trials. Exelixis shall also be responsible for the payment of any Third Party License Payments that may be due based on the manufacture, supply and use of the Exelixis Compound used in the Combined Therapy Trials. The Exelixis Compound shall be manufactured in accordance with Applicable Law (including GMP) and shall be of similar quality to the Exelixis Compound used by Exelixis for its other clinical trials of the Exelixis Compound. Exelixis shall deliver certificates of analysis, and any other documents specified in the Quality Agreement between Exelixis and BMS. Exelixis shall be responsible for the quality of the Exelixis Compound provided to BMS with the appropriate regulatory filings in the countries where each of the Combined Therapy Trials are performed, pursuant to the Quality Agreement. The Parties shall cooperate in accordance with Applicable Law to minimize indirect taxes (such as value added tax, sales tax, consumption tax and other similar taxes) relating to the Exelixis Compound in connection with this Agreement. Exelixis will inform BMS as to the GMP Manufacturing and testing site of bulk drug substance for the Exelixis Compound, as well as the Exelixis Compound drug product GMP Manufacturing and testing site, prior to the start of the Combined Therapy Trials and provide [ * ] advance written notice of any change to these site(s).
(b)    Packaging Costs for Exelixis Compound. Notwithstanding Section 4.1(a), Exelixis will reimburse BMS for the costs incurred by it for any packaging and labeling by BMS of the Exelixis Compound provided by Exelixis for use in the Combined Therapy Trials (“Section 4.1(b) Costs”). For purposes of this Agreement, “Section 4.1(b) Costs” shall mean fully-burdened costs, as determined by BMS [ * ] in accordance with generally accepted accounting principles in the United States (“GAAP”), [ * ].
(c)    Use of Exelixis Compound Supplied by Exelixis to BMS. BMS shall use the quantities of Exelixis Compound supplied to it under this Agreement solely as necessary for, and in accordance with, this Agreement and the Protocols, and for no other purpose, including without limitation as a reagent or tool to facilitate its internal research efforts, for any commercial purpose, or for other research unrelated to the Combined Therapy Trials. Except as may be required under this Agreement, a Bioanalysis Plan, or a Protocol, BMS shall not perform, and shall not allow any Third Parties to perform, any analytical testing of the quantities of Exelixis Compound supplied to it under this Agreement.
4.2    BMS Compound(s).
(a)    Manufacture and Supply. BMS shall Manufacture or have Manufactured the BMS Compound(s) in drug substance and/or drug product form (as necessary) in reasonable quantities and at the points in time as agreed by the JDC for each Combined Therapy Trial, and, as applicable, shall supply such BMS Compound(s) in unmarked vials or as labeled commercial product

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

to Exelixis or its designee for use in the Combined Therapy Trials. As applicable, Exelixis will package and label the BMS Compound(s) for use in the Combined Therapy Trial, subject to Section 4.2(b). The cost of Manufacture and supply (including shipping, taxes and duty, if applicable) of the BMS Compound(s) for the Combined Therapy Trials shall be borne solely by BMS, and BMS shall bear the risk of loss for the BMS Compound(s) until delivery of the BMS Compound(s) to the common carrier for delivery to Exelixis or its designee. BMS shall also be responsible for the payment of any Third Party License Payments that may be due to Ono or to others exclusively on the supply of BMS Compound(s) hereunder for the Combined Therapy Trials. BMS shall be responsible for the payment of any Third Party License Payments that may be due based on the manufacture, supply and use of the BMS Compound(s) used in the Combined Therapy Trials. The BMS Compound(s) shall be Manufactured in accordance with Applicable Law (including GMP) and shall be of similar quality to the BMS Compound(s) used by BMS for its other clinical trials of the BMS Compound(s). BMS shall deliver certificates of analysis, and any other documents specified in the Quality Agreement. BMS shall be responsible for the regulatory compliance of the quality of the BMS Compound(s) provided to Exelixis with the regulatory filings in the countries where each of the Combined Therapy Trials are performed, pursuant to the Quality Agreement. The Parties shall cooperate in accordance with Applicable Law to minimize indirect taxes (such as value added tax, sales tax, consumption tax and other similar taxes) relating to the BMS Compound(s) in connection with this Agreement. Exelixis. BMS will inform Exelixis to the GMP Manufacturing and testing site of bulk drug substance for the BMS Compound(s), as well as the BMS Compound(s) drug product GMP Manufacturing and testing site, prior to the start of the Combined Therapy Trials and provide [ * ] advance written notice of any change to these site(s).
(b)    Packaging Costs for the BMS Compounds. Notwithstanding Section 4.2(a), BMS will reimburse Exelixis for the costs incurred by it for any packaging and labeling by Exelixis of the vials of the BMS Compound(s) for use in the Combined Therapy Trials (“Section 4.2(b) Costs”). For purposes of this Agreement, “Section 4.2(b) Costs” shall mean fully-burdened costs, as determined by Exelixis [ * ] in accordance with GAAP, [ * ].
(c)    Use of BMS Compound(s) Supplied by BMS to Exelixis. Exelixis shall use the quantities of BMS Compound(s) supplied to it under this Agreement solely as necessary for, and in accordance with, this Agreement and the Protocols, and for no other purpose, including without limitation as a reagent or tool to facilitate its internal research efforts, for any commercial purpose, or for other research unrelated to the Combined Therapy Trials. Except as may be required under this Agreement, a Bioanalysis Plan, or a Protocol, Exelixis shall not perform, and shall not allow any Third Parties to perform, any analytical testing of the quantities of BMS Compound(s) supplied to it under this Agreement.
4.3    Quality Agreement/Quality Addendum. Within [ * ] after the Effective Date, but in no event later than the date on which the first shipment of bulk Exelixis Compound or bulk BMS Compound is supplied for use in the Combined Therapy Trials, the Parties shall enter into a quality agreement or quality addendum (in either case, the “Quality Agreement”). In addition, the Quality Agreement shall detail the documentation required for each shipment of BMS Compound supplied

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

to Exelixis and Exelixis Compound supplied to BMS, or their respective designees, for use in the Combined Therapy Trials. The Quality Agreement shall also indicate whether any required transfer from BMS to Exelixis of analytical methods will be necessary to support identity testing of the BMS Compound(s) by Exelixis and vice versa.
4.4    Supply Agreement. Within [ * ] after the Effective Date but in no event later than the date on which the first shipment of bulk Exelixis Compound or bulk BMS Compound is supplied for use in the Combined Therapy Trials, the Parties shall enter into a supply agreement (the “Supply Agreement”) governing forecasting, ordering, procedures for acceptance and rejection, and other customary provisions for the supply of the BMS Compound(s) and the Exelixis Compound for the Combined Therapy Trials.
4.5    Customs Valuation. The Conducting Party will provide the Non-Conducting Party in writing with a list of all countries participating in a Combined Therapy Trial prior to study start Initiation of such Combined Therapy Trial. During the conduct of such Combined Therapy Trial, the Conducting Party will send in writing any changes to the list of participating countries to the Non-Conducting Party [ * ] prior to the end of each Quarter. If no changes are sent to the Non-Conducting Party by the Conducting Party for a particular Quarter, the prior Quarter’s participating country list will be used as the basis for customs valuation for that Quarter. The Non-Conducting Party will provide the Conducting Party with its Compound country-specific customs valuations initially prior to study start initiation of Combined Therapy Trial(s) and at the end of each Quarter during the conduct of the Combined Therapy Trial. The Conducting Party will use the Non-Conducting Party provided values for the import/export process to the listed participating countries and not make any change to such valuations without the Non-Conducting Party’s prior written consent.
ARTICLE 5
RESPONSIBILITIES
5.1    Specific Responsibilities of the Parties. Subject to the terms of this Agreement, each Party shall use Commercially Reasonable Efforts to (i) supply the quantities of its Compound(s) as needed to conduct a Combined Therapy Trial on a timely basis, and package and deliver same to study sites, in accordance with the time frame(s) established by the JDC ; (ii) to conduct and complete each Combined Therapy Trial and any Statistical Analysis Plans and Bioanalysis Plans relating thereto on a timely basis in accordance with the Protocol, Bioanalysis Plans, Statistical Analysis Plans and Third Party agreements relating thereto, (iii) to timely provide Rights of Cross-Reference where required by this Agreement, and (iv) in the case of the Conducting Party, to provide sufficient resources and personnel to conduct and perform the Combined Therapy Trial for which it is the Conducting Party, and to adequately fund the Combined Therapy Trial, on a timely basis in accordance with the Protocol for same and the terms of this Agreement.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Each Party shall be responsible for activities assigned to it by the JDC in furtherance of the conduct of a Combined Therapy Trial, or the Statistical Analysis Plan that such Party is not otherwise obligated to perform by this Agreement, provided that, except as expressly set forth in this Agreement, in no event shall either Party be obligated to perform any such assigned activities without its prior written consent (which may be reflected in the minutes of meetings of the JDC and signed by both representatives). As of the Effective Date, each Party shall be responsible for the following activities:
(a)    Responsibilities of the Conducting Party. Subject to JDC direction and oversight as provided in Section 2.4, the Conducting Party shall be responsible for the following activities (except as expressly provided in Article 4 with respect to the Manufacture and supply of the Non-Conducting Party Compound(s)):
(i)    (A) manufacturing, packaging and labeling GMP-grade quantities of the Conducting Party Compound(s), and packaging and labeling of the Combined Therapy for use in the Combined Therapy Trials, (B) packaging and labeling the vials, if applicable, provided by the Non-Conducting Party of the Non-Conducting Party Compound(s) for use in the Combined Therapy Trials, (C) providing the JDC with prompt notice of any Manufacturing and supply issues with respect to the Conducting Party’s Compound that may adversely impact the conduct or timelines of a Combined Therapy Trial, and (D) providing the Non-Conducting Party with clinical drug supply forecasts and drug delivery dates for the Non-Conducting Party Compound(s) (which shall be set forth more fully in the Supply Agreement);
(ii)    with the cooperation of the Non-Conducting Party, compiling, amending and filing all necessary Combined Therapy Trial Regulatory Documentation with Regulatory Authority(ies), maintaining and acting as the sponsor of record as provided in 21 CFR 312.50 (and applicable comparable ex-US laws) with responsibility, unless otherwise delegated in accordance with 21 CFR 312.52 (and applicable comparable ex-US laws), for each Combined Therapy Trial and making all required submissions to Regulatory Authorities related thereto on a timely basis;
(iii)    with Non-Conducting Party cooperation, and subject to the provisions of Section 9.6, listing any Combined Therapy Trial required to be listed on a public database on www.clinicaltrials.gov or other public registry in any country in which such Combined Therapy Trial is being conducted in accordance with Applicable Law and in accordance with each Party’s internal policies relating to clinical trial registration;
(iv)    providing the Non-Conducting Party with reasonable advance notice of scheduled meetings or other material non-written communications with a Regulatory Authority and the opportunity to participate in each such meeting (to the extent permitted by Applicable Law and such Regulatory Authority) or other non-written communication, to the extent that it relates to the conduct of the Combined Therapy Trial or the Non-Conducting Party Compound(s) and providing such opportunity to participate in such meetings (to the extent permitted by Applicable Law and such Regulatory Authority) to Ipsen (only for meetings with Regulatory Authorities in the

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Ipsen Territory) and Takeda (only for meetings with Regulatory Authorities in the Takeda Territory) where Exelixis is the Non-Conducting Party and Ono (only for meetings with Regulatory Authorities in the Ono Territory) where BMS is the Non-Conducting Party provided that the Non-Conducting Party provides advance notice to Ipsen, Takeda or Ono, as applicable, of such opportunity, however, before participating in any such meeting, each representative of Ipsen, Takeda or Ono, as applicable, must be bound by a written agreement having confidentiality and use obligations that apply to Confidential Information of BMS and/or Exelixis, that are at least as restrictive as those binding upon Exelixis and BMS in this Agreement and that cover the meetings with the applicable Regulatory Authority, and, unless otherwise agreed by the JDC, providing the Non-Conducting Party with the opportunity to review, provide comments to the Conducting Party within [ * ] on, and, if inconsistent with the applicable Protocol(s) or JDC guidance, approve all submissions and written correspondence with a Regulatory Authority that relates to the conduct of the Combined Therapy Trial or the Non-Conducting Party Compound(s); provided, however, in no event shall the Conducting Party or any Affiliate of the Conducting Party communicate with any Regulatory Authority solely with respect to the Non-Conducting Party Compound(s) without the prior written consent of the Non-Conducting Party and provided further that the Non-Conducting Party shall step out of any portions of such meetings or other non-written communications with a Regulatory Authority that relate solely to the Conducting Party Compound(s) and the Conducting Party shall step out of any portions of such meetings or other non-written communications with a Regulatory Authority that relate solely to the Non-Conducting Party Compound(s);
(v)    unless otherwise agreed by the JDC, providing to the Non-Conducting Party a written summary of meetings or other non-written communications with a Regulatory Authority within [ * ] of such meeting or communication, and copies of any official correspondence to or from a Regulatory Authority within [ * ] of a Party’s receipt or provision of such correspondence, in each case to the extent that it relates to the Combined Therapy or the Non-Conducting Party Compound(s) (or, to the extent the communication would adversely impact the performance of the Combined Therapy Trial, the Conducting Party Compound(s)), and copies of all Combined Therapy Trial Regulatory Documentation that relate to the Combined Therapy or the Non-Conducting Party’s Compound(s) within [ * ] of submission to Regulatory Authorities;
(vi)    drafting, and, subject to the terms of this Agreement, providing to the Non-Conducting Party (through the JDC or otherwise) for its review and approval, each Protocol (including any immunogenicity analysis plan) and investigator’s brochure for a Combined Therapy Trial, and the related template informed consent form, template clinical site agreement, Bioanalysis Plan and Statistical Analysis Plan, and any amendments to each of the foregoing.
(vii)    unless otherwise agreed by the JDC, coordinating with the Non-Conducting Party and providing to the JDC (or a subcommittee or working group designated by the JDC for such purpose) [ * ] in advance of submission (timeline may be shortened if required per Regulatory Authority request and if agreed by JDC), drafts of (1) submissions to the Combined Therapy IND (if applicable); and (2) Combined Therapy Trial Regulatory Documentation, or portions thereof, that relate to the Combined Therapy or the Non-Conducting Party Compound(s),

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

for JDC review and approval, and providing the Non-Conducting Party with the opportunity to review, comment on and approve all other written correspondence with a Regulatory Authority relating to the Combined Therapy Trials, to the extent such correspondence relates to the Combined Therapy or the Non-Conducting Party Compound(s);
(viii)    managing the operations of the Combined Therapy Trials in accordance with the applicable Protocol, including overseeing compliance by any CRO with the terms of its agreement with the Conducting Party relating to the Combined Therapy Trial;
(ix)    subject to the terms of this Agreement, providing to the Non-Conducting Party a list of all proposed clinical trial sites and principal investigator(s) for each Combined Therapy Trial;
(x)    subject to the terms of this Agreement, ensuring that all clinical trial service agreements and clinical trial site agreements (A) contain intellectual property provisions that retain each of the Parties’ respective intellectual property rights in the Exelixis Compound, the BMS Compound(s) and Combined Therapy, and (B) allow for BMS, Exelixis to the extent permitted by applicable law and any Third Party confidentiality restrictions or obligation, to audit Combined Therapy Trial study sites for quality assurance and to inspect and copy all data, documentation and work products relating to the activities performed by the site, including, without limitation, the medical records of any patient participating in any clinical study. This right to inspect and copy all data, documentation, and work products of a study site may be exercised at any time during the term of this Agreement, or such longer period as shall be required by Applicable Law; provided, however, that where the Non-Conducting Party wants to exercise any of such rights with respect to the Combined Therapy Trial for which it is the Non-Conducting Party, it must first discuss the right(s) it wants to exercise and the Conducting Party must agree to the exercise of such right(s) before the Non-Conducting Party can exercise those rights.
(xi)    providing the Non-Conducting Party with copies of each final site template ICF (if requested by the Non-Conducting Party);
(xii)    providing the Non-Conducting Party with minutes from any and all external drug safety monitoring boards for the Combined Therapy Trials, if applicable, within [ * ] after receipt by BMS;
(xiii)    providing the Non-Conducting Party with updates on the status of the Combined Therapy Trials at each teleconference for the clinical execution working group, or upon the Non-Conducting Party’s reasonable request, including but not limited to information regarding the number and status of study sites, the number of screened subjects (actual to target), the number of randomized subjects (actual to target), the number of dosed, ongoing, discontinued and completed subjects, and any safety updates as contemplated by the applicable Protocol, Pharmacovigilance Agreement, and/or routinely performed by a Party in its normal course of trial management and reporting;

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(xiv)    subject to the provisions of Section 2.2 and the Pharmacovigilance Agreement, owning and being responsible for (or appointing a Third Party reasonably acceptable to the Non-Conducting Party to be responsible for) the maintenance of the Global Safety Database and safety reporting for the Combined Therapy, collecting, evaluating and reporting serious adverse events, other safety data and any further pharmacovigilance information from the Conducting Party sponsored Combined Therapy Trials, and providing the Non-Conducting Party with the opportunity to participate in and comment on such pharmacovigilance activities;
(xv)    providing the Non-Conducting Party with prompt notice and copy of any updates to the Investigator’s Brochure for the Conducting Party Compound(s)) and an opportunity to discuss same with a senior Conducting Party executive responsible for same if requested by the Non-Conducting Party;
(xvi)    analyzing the Study Data in a timely fashion and providing the Non-Conducting Party with access to the Study Data from the applicable Combined Therapy Trial as follows:
(1)    pursuant to an appropriate timetable determined by the JDC: (A) sharing with the Non-Conducting Party for review and comment drafts of interim and/ or final clinical trial report (and/or statistical analysis in accordance with the Statistical Analysis Plan) from each Combined Therapy Trial and (B) providing the raw Study Data in electronic or other mutually agreed format;
(2)    when the final clinical trial report, CSR, or other final summary, such as a Summary of Clinical Safety, for a Combined Therapy Trial is provided to the Non-Conducting Party, the Conducting Party shall also provide to the Non-Conducting Party the Study Data Tabulation Model (SDTM) and the Analysis Data Model (ADaM) data sets used to generate such report or summary, Define.xml files for the SDTM and the ADaM data sets, a Study Data Reviewers Guide, an Analysis Data Reviewers Guide, a blank CRF, and an SDTM-annotated CRF; all data and information for cohorts that are  not part of the Combined Therapy Trial will be redacted from the foregoing; and prior to the finalization of such final CSR or other final summary, the Conducting Party shall provide to the Non-Conducting Party up to two blinded drafts (from which data and information for cohorts that are not part of the Combined Therapy Trial are redacted) of the Study Data Tabulation Model (SDTM) and the Analysis Data Model (ADaM) data sets used to generate the report or summary unless the Protocol for such Combined Therapy Trial provides otherwise or the JDC agrees otherwise that more than two drafts will be provided and/or that one or both drafts will not be blinded;
(3)    within [ * ] after database lock, access to safety databases that will be used for an interim review by an external consultant (or drug safety monitoring board, if required) to be agreed upon by the Parties;
(4)    within [ * ] after database lock, access to case report forms or patient profiles for all patients in each Combined Therapy Trial; and

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(5)    within [ * ] of the creation of a clean database for the Combined Therapy Trial, copies of the Form 1572s, financial disclosures and other relevant documents required to meet regulatory requirements related to the Combined Therapy Trials (including without limitation any data or documents that may be required to provide Aggregate Safety Information to a Regulatory Authority with respect to the Non-Conducting Party Compound(s);
(6)    within [ * ] of the creation of an electronic clean database for the Combined Therapy Trial, an electronic copy of the clean database (it being understood that the form and format of the clean database must be reasonable acceptable to all Parties and shall be determined by the JDC); and
(7)    subject to any third party requirements, providing the Non-Conducting Party with any programs or SAS codes to be used for the Statistical Analysis Plan for the Combined Therapy Trial;
(xvii)    obtaining supplies of any co-medications, to the extent any such co-medications are required for use in any Combined Therapy Trial, and providing to the Non-Conducting Party any information related to each Combined Therapy Trial that is provided to the manufacturer of any co-medication pursuant to Section 9.5 herein within [ * ] after the provision of the information to the manufacturer;
(xviii)    providing the Non-Conducting Party with any information regarding the pharmacokinetics, efficacy and safety of the Conducting Party Compound(s) alone or in combination with the Non-Conducting Party Compound(s);
(xix)    performing either directly or through third parties collection of Samples;
(xx)    providing the Non-Conducting Party, where and to the extent provided in the Quality Agreement and based on the Non-Conducting Party sampling instructions, with samples of the Non-Conducting Party Compound(s) (bulk and post packaging material) for analytical identification testing performed by the Non-Conducting Party; and
(xxi)    such other responsibilities as may be agreed to by the Parties or determined by the JDC.
(b)    Responsibilities of the Non-Conducting Party. Subject to JDC direction as provided in Section 2.4, the Party that is not the Conducting Party for a Combined Therapy Trial (the “Non-Conducting Party”) shall be responsible for the following activities, subject in each case (except as expressly provided in Article 4 with respect to the Manufacture and supply of the Non-Conducting Party Compound(s)) to sharing by the Parties of the Shared Study Costs related to such activities in accordance with Section 7.1:

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(i)    manufacturing and supplying GMP-grade quantities of of the Non-Conducting Party Compound(s), as further described in Article 4 above, and, where and to the extent provided in the Quality Agreement, providing necessary GMP information and documentation that enables the Conducting Party to release the Non-Conducting Party Compound(s) for the Combined Therapy Trial;
(ii)    where and to the extent provided in the Quality Agreement, providing for the release by a Qualified Person (as such term will be defined in the Quality Agreement) or providing the necessary documentation in support of such quality release, of the Non-Conducting Party Compound(s) if such release is required for any Combined Therapy Trial;
(iii)     performing analytical/biological testing of samples taken by the Conducting Party for the purpose of identification of the Non-Conducting Party Compound(s) after receipt at the Conducting Party and after clinical packaging by the Conducting Party. The Non-Conducting Party will provide the results to the Conducting Party that allows the Conducting Party a timely release of the Non-Conducting Party Compound(s) for packaging operation and shipment to the clinical sites.
(iv)     promptly reviewing and approving each Protocol (including any immunogenicity analysis plan) and investigator’s brochure for a Combined Therapy Trial, and the related template informed consent form, Bioanalysis Plan and Statistical Analysis Plan, and any amendments to each of the foregoing (provided that the Non-Conducting Party shall provide the Conducting Party with written notice of any comments or objections within [ * ] of the date on which the Conducting Party provides the applicable document to the Non-Conducting Party);
(v)    to the extent necessary for the conduct of any Combined Therapy Trial, providing a Right of Cross-Reference to the relevant Regulatory Documentation for the Non-Conducting Party Compound(s), provided that, except as provided in Section 3.1 and Section 3.2 (as applicable), such Right of Cross-Reference shall terminate upon the expiration or termination of this Agreement for purposes of conducting any new clinical studies (except as otherwise expressly provided in this Agreement), except that in the case of termination for a Material Safety Issue pursuant to Section 12.4, such Right of Cross-Reference shall remain in effect solely (1) to the extent necessary to permit the Conducting Party to comply with any outstanding obligations required by a Regulatory Authority and/or Applicable Law or (2) as necessary to permit the Conducting Party to continue to dose subjects enrolled in each Combined Therapy Trial through completion of the applicable Protocol if required by the applicable Regulatory Authority(ies) and/or Applicable Laws;
(vi)     unless otherwise agreed by the JDC, jointly reviewing, providing comments to the Conducting Party within [ * ] on, and approving all Combined Therapy Trial Regulatory Documentation and providing the Conducting Party with copies of the Non-Conducting Party Regulatory Documentation, as both Parties agree is necessary or reasonably expected to be necessary, and is requested by the Conducting Party, (1) to obtain and maintain the IND for the Combined Therapy Trials and prepare and file any Combined Therapy Trial Regulatory

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Documentation in accordance with this Agreement, or (2) to comply with Applicable Law with regard to the Conducting Party Compound(s) and the Combined Therapy Trials, which may include information regarding the pharmacokinetics, efficacy and safety of the Non-Conducting Party Compound(s) alone or in combination with the Conducting Party Compound(s) (provided that the Non-Conducting Party shall provide the Conducting Party with written notice of any such comments (and, where applicable, approvals or rejections) within [ * ] of the date on which the Conducting Party provides the applicable document to the Non-Conducting Party;
(vii)    analyze clinical PK Samples with the Non-Conducting Party Compound(s) assay and provide data and data analysis to the Conducting Party;
(viii)    providing comment and input on the management of each Combined Therapy Trial pursuant to the applicable Protocol;
(ix)    reviewing and, if applicable, suggesting alternatives to the Conducting Party’s proposed list of principal investigator(s) for each Combined Therapy Trial;
(x)    providing the Conducting Party with access to an investigator’s brochure for the Non-Conducting Party Compound(s) as determined by the Non-Conducting Party (and any updates thereto);
(xi)    providing and making available as necessary information and/or persons with knowledge concerning the Non-Conducting Party Compound(s) to support the Combined Therapy Trial, including any interactions with a Regulatory Authority;
(xii)    providing to the JDC (or a subcommittee or working group designated by the JDC for such purpose) with prompt notice of any interactions with Regulatory Authorities relating to the Non-Conducting Party Compound(s) that might reasonably be expected to materially impact Combined Therapy Trial; and
(xiii)    such other responsibilities as may be agreed to by the Parties or determined by the JDC.
5.2    Documents and Combined Therapy Trial Contracts.

(a)    The Parties agree that the Conducting Party shall bear as a sponsor, primary responsibility for conduct of each Combined Therapy Trial and the analysis of the Study Data under the applicable Statistical Analysis Plan. In consultation with the Non-Conducting Party, the Conducting Party shall draft the Protocols and Statistical Analysis Plans, and any amendments to each of the foregoing, and shall provide such documents to the Non-Conducting Party for review, comment, and if applicable, approval as provided in this Agreement. The Non-Conducting Party shall have [ * ] from the date on which the Conducting Party provides the applicable document to the Non-Conducting Party to provide any comments and if applicable, approvals or rejections, to the Conducting Party concerning the applicable draft Protocol or Statistical Analysis Plan, or any amendment to each of the foregoing.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)    Subject to the terms of this Agreement, the Conducting Party shall be responsible for negotiating and entering into contracts for services relating to the Combined Therapy Trials, including selecting vendors, approving contract deliverables and managing contract performance, including site contracts, obtaining IRB approval for site informed consent forms, obtaining signed informed consents, monitoring plans, etc. The Conducting Party will be responsible for ensuring that any such contracts (i) do not conflict with the terms of this Agreement, (ii) allow the Conducting Party to provide the Non-Conducting Party with access to and use of Study Data, Samples, and other information and documents as required pursuant to this Agreement (and in no event not less than the same access or use as is granted the Conducting Party) (iii) in the case of Exelixis as Conducting Party, do not adversely affect the BMS Technology or BMS Independent Patent Rights (or the enforcement or defense thereof), the Combined Therapy, or the BMS Compound as monotherapy, (iv) in the case of BMS as Conducting Party, do not adversely affect the Exelixis Technology or Exelixis Independent Patent Rights (or the enforcement or defense thereof), the Combined Therapy, or the Exelixis Compound as monotherapy, (v) do not impose a new obligation, whether direct, indirect, or contingent, upon the Non-Conducting Party that is not set forth in this Agreement, and (vi) do not confer a benefit upon the Conducting Party that is not also conferred upon the Non-Conducting Party.
5.3    Other Clinical Trials. Except for the Combined Therapy Trials, each clinical trial for the BMS Compound(s) and the Exelixis Compound, alone or in combination with other pharmaceutical agents, is independently conducted and shall not be subject to this Agreement (but without limiting each Party’s obligation to share relevant safety information as provided in this Agreement, the Quality Agreement or the Pharmacovigilance Agreement). BMS Compound(s) provided to Exelixis and Exelixis Compound provided to BMS under this Agreement shall not be used for such other clinical trials. Nothing in this Agreement shall preclude a Party from conducting any such other clinical trials as it may determine in its discretion, so long as it does not use or rely on the Confidential Information of the other Party in doing so.

5.4    Additional Combined Therapy Trials If the Parties jointly agree to conduct any further Combined Therapy Trials beyond the Initial Trials, if necessary, the Pharmacovigilance Agreement and the Quality Agreement shall be amended to provide for such Combined Therapy Trial under the terms thereof. In addition, the Parties agree to discuss whether it may be useful or desirable to include Ono, Ipsen and/or Takeda as part of any such further Combined Therapy Trial.
ARTICLE 6
INTELLECTUAL PROPERTY
6.1    Inventions. All rights to Inventions shall be allocated as follows:
(a)    Exelixis Ownership. Subject to the terms of this Agreement, all Exelixis Study Inventions shall be owned by Exelixis, and Exelixis will have the full right to exploit such Exelixis Study Inventions without the consent of, or any obligation to account to, BMS. BMS shall assign and hereby assigns (and shall cause its Affiliates and contractors to assign) all right, title and

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

interest in any Exelixis Study Inventions to Exelixis. Any assignments necessary to accomplish the foregoing are hereby made, and BMS shall execute such further documents and provide other assistance as may be reasonably requested by Exelixis to perfect Exelixis’s rights in such Exelixis Study Inventions, all at Exelixis’s expense (as applicable). Exelixis shall have the sole right but not the obligation to prepare, file, prosecute (including any proceedings relating to reissues, reexaminations, protests, interferences, oppositions, post-grant reviews or similar proceedings and requests for patent extensions) and maintain any Exelixis Study Patent Rights at its own expense.
(b)    BMS Ownership. Subject to the terms of this Agreement, all BMS Study Inventions shall be owned solely by BMS, and BMS will have the full right to exploit such BMS Study Inventions without the consent of, or any obligation to account to, Exelixis. Exelixis shall assign and hereby assigns (and shall cause its Affiliates and contractors to assign) all right, title and interest in any BMS Study Inventions to BMS. Any assignments necessary to accomplish the foregoing are hereby made, and Exelixis shall execute such further documents and provide other assistance as may be reasonably requested by BMS to perfect BMS’ rights in such BMS Study Inventions, all at BMS’ expense. BMS shall have the sole right but not the obligation to prepare, file, prosecute (including any proceedings relating to reissues, reexaminations, protests, interferences, oppositions, post-grant reviews or similar proceedings and requests for patent extensions) and maintain any BMS Study Patent Rights at its own expense.
(c)    Combined Therapy Inventions. All Combined Therapy Inventions shall be jointly owned by the Parties (BMS to own 50% and Exelixis to own 50%), and any Party shall have the right to freely practice and exploit the Combined Therapy Inventions and Combined Therapy Patent Rights worldwide, both within and outside the scope of this Agreement, without accounting or any other obligation to the other Party (except as expressly set forth in Section 6.1(d) and Section 6.3(d) with regard to the filing, prosecution, maintenance and enforcement of Combined Therapy Patent Rights) and each Party may use, exploit and grant licenses worldwide (with right to sublicense) to Third Parties under its interest in such Combined Therapy Trial Inventions and Combined Therapy Patent Rights without the consent of the other Party or any consideration or any accounting or any other obligation to the other Party. For the avoidance of doubt, neither Party shall acquire any other license or other intellectual property interest, by implication or otherwise, in any intellectual property of the other Party under this Section 6.1(c), including but not limited to Exelixis Independent Patent Rights, Exelixis Study Patent Rights, BMS Independent Patent Rights, or BMS Study Patent Rights.
(d)    Prosecution of Combined Therapy Patent Rights. The Parties shall agree as to which of BMS or Exelixis, using outside counsel acceptable to the other Party, shall be responsible for preparing and prosecuting Patent applications and maintaining Patents within the Combined Therapy Patent Rights. The Party drafting and prosecuting any Combined Therapy Patent Right (the “Prosecuting Party”) shall keep the other Party (the “Non-Prosecuting Party”) advised as to material developments and all steps to be taken with respect to any such Patents and shall furnish the Non-Prosecuting Party with copies of applications for such Patents, amendments thereto and other related correspondence to and from Patent offices, and permit the Non-Prosecuting

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Party a reasonable opportunity to review and offer comments. The Non-Prosecuting Party shall reasonably assist and cooperate in obtaining, prosecuting and maintaining the Combined Therapy Patent Rights. Notwithstanding the foregoing, the Prosecuting Party shall not take any position in a submission to a Patent office that interprets the scope of a Patent or Patent application of the Non-Prosecuting Party without the prior written consent of such Non-Prosecuting Party. The Prosecuting Party shall be reimbursed for any costs and expenses incurred in prosecuting Combined Therapy Patent Rights and the subsequent maintenance of Combined Therapy Patent Rights by the Non-Prosecuting Party such that BMS shall be responsible for [ * ] of such costs and Exelixis shall be responsible for [ * ] of such costs. In case either BMS or Exelixis decides not to file or maintain a Combined Therapy Patent Right application in a given country (and also elects not to reimburse the other Party for [ * ] of the costs of prosecution and maintenance of such Combined Therapy Patent Right in such country), the other Party shall have the right to file or maintain such patent application in such country in its own name and at its own expense upon the prior consent of the other Party, which shall not be unreasonably withheld or delayed. In this case, the Party who decides not to file or maintain (and also decides not to reimburse the other Party for its share of the costs of) a joint application for a given country shall promptly assign its rights to the joint invention in said country to the Party who wishes to file or maintain said patent application. The Party who does not wish to file or maintain a patent application in any country shall assist in the timely provision of all documents required under national provisions to register said assignment of rights with the corresponding national authorities at the sole expense of the Party who wishes to file or maintain such patent application in that given country. If the Parties cannot agree with respect to the decision to file or maintain a Combined Therapy Patent Right within [ * ] subsequent to the initiation of the Parties’ good faith efforts to resolve any disagreement, then either BMS or Exelixis shall have the right to file or maintain any patent application for the Combined Therapy Patent Right in the names of the Parties, provided that: (i) any resulting Patent shall be deemed to be a Combined Therapy Patent Right hereunder and shall be jointly owned by BMS and Exelixis and subject to the freedom to use and operate under such Combined Therapy Patent Right as set forth in the first sentence of this Section 6.1(c), and the Non-Prosecuting Party shall reimburse the Prosecuting Party for its 50% share of the patent costs.
(e)    Separation of Patent Rights. In order to more efficiently enable the prosecution and maintenance of the BMS Study Patent Rights, Exelixis Study Patent Rights and Combined Therapy Patent Rights relating to Inventions as described above, the Parties will use good faith efforts to separate BMS Study Patent Rights, Exelixis Study Patent Rights, Combined Therapy Patent Rights, BMS Independent Patent Rights and Exelixis Independent Patent Rights into separate patent filings to the extent possible and without adversely impacting such prosecution and maintenance.
6.2    Disclosure and Assignment of Inventions. Each Party shall disclose promptly to the other Party in writing and on a confidential basis all Inventions, prior to any public disclosure or filing of Patent applications and allowing sufficient time for comment by the other Party. In addition, each Party shall, and does hereby, assign, and shall cause its Affiliates and contractors to so assign, to the applicable Party, without additional compensation, such right, title and interest in

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

and to any Inventions as well as any intellectual property rights with respect thereto, as is necessary to fully effect, as applicable, the sole ownership provided for in Sections 6.1(a) and 6.1(b) and the joint ownership provided for in Section 6.1(c).
6.3    Infringement of Patent Rights by Third Parties.
(a)    Notice. Each Party shall promptly notify the other Party in writing of any alleged or threatened (in writing) infringement, or misappropriation by a Third Party, of Combined Therapy Patent Rights, of which its in-house patent counsel becomes aware (such infringement, “Infringement,” and “Infringe” shall be interpreted accordingly).
(b)    Infringement of Exelixis Study Patent Rights. For all Infringement of Exelixis Study Patent Rights anywhere in the world, Exelixis shall have the exclusive right to prosecute such Infringement as it may determine in its sole and absolute discretion, and Exelixis shall bear all related expenses and retain all related recoveries. BMS shall reasonably cooperate with Exelixis or their designee (to the extent BMS has relevant information arising out of this Agreement), at the request and expense of Exelixis, in any such action.
(c)    Infringement of BMS Study Patent Rights. For all Infringement of BMS Study Patent Rights anywhere in the world, BMS shall have the exclusive right to prosecute such Infringement as it may determine in its sole and absolute discretion, and BMS shall bear all related expenses and retain all related recoveries. Exelixis shall reasonably cooperate with BMS or its designee (to the extent Exelixis has relevant information arising out of this Agreement), at BMS’ request and expense, in any such action.
(d)    Infringement of Combined Therapy Patent Rights.
(i)    With respect to Infringement of Combined Therapy Patent Rights, the Parties shall mutually agree as to whether to bring an enforcement action to seek the removal or prevention of such Infringement and damages therefor and, if so, which Party shall bring such action, with any costs and expenses relating thereto to be allocated in accordance with Section 6.3(d)(ii).
(ii)    Regardless of which Party brings an enforcement action pursuant to Section 6.3(d)(i), the other Party hereby agrees to cooperate reasonably in any such action, including, if required, by bringing a legal action or furnishing a power of attorney. If the Parties mutually agree to bring an enforcement action, BMS shall be responsible for [ * ], and Exelixis shall be responsible for [ * ], of the reasonable and verifiable costs and expenses incurred in connection with any such action. If any Party recovers monetary damages from any Third Party in an action approved by the Parties and brought under this Section 6.3(d)(ii), such recovery shall be allocated first to the reimbursement of any actual, unreimbursed costs and expenses incurred by the Parties in such litigation (including, for this purpose, a reasonable allocation of expenses of internal counsel) pro rata in accordance with the aggregate amounts spent by both Parties, and any remaining amounts shall be split [ * ] to

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exelixis and [ * ] to BMS, unless the Parties agree in writing to a different allocation. In connection with any proceeding under this Section 6.3(d), neither Party shall enter into any settlement without the prior written consent of the other Party.
6.4    Infringement of Third Party Rights.
(a)    Notice. If the activities relating to the Combined Therapy Trials become the subject of a claim of infringement of a patent, copyright or other proprietary right by a Third Party anywhere in the world, the Party first having notice of the claim shall promptly notify the other Party and, without regard to which Party is charged with said infringement and the venue of such claim, the Parties shall promptly confer to discuss the claim.
(b)    Defense. If all of the Parties are charged with infringement pursuant to a claim described in Section 6.4(a), the Parties shall defend such claim jointly, unless they agree otherwise. If only one Party is charged with infringement, such Party will have the first right but not the obligation to defend such claim. If the charged Party does not commence actions to defend such claim within [ * ] after being so charged, then the other Party shall have the right, but not the obligation, to defend any such claim. In any event, a non-defending Party shall reasonably cooperate with the Party conducting the defense of the claim and shall have the right to participate with separate counsel at its own expense, and the defending Party shall consider comments and suggestions on strategy for defending the action by a non-defending Party in good faith. The Party defending the claim shall bear the cost and expenses of the defense of any such Third Party infringement claim and shall have sole rights to any recovery. If the Parties jointly defend the claim, Exelixis shall bear [ * ], and BMS shall bear [ * ] of any costs and expenses of the defense of any such Third Party infringement claim; provided, however, that, notwithstanding the foregoing, if the claim relates solely to either the BMS Compound(s) or the Exelixis Compound, BMS or Exelixis (as applicable) will bear [ * ] of the costs and expenses of the defense of such claim and shall have the sole right, but not the obligation, to defend, settle and otherwise handle the disposition of such claim. No Party shall enter into any settlement concerning activities under this Agreement or the Combined Therapy that affects the other Party’s rights under this Agreement or imposes any obligations on the other Party, including any admissions of wrongdoing on behalf of the other Party, without such other Party’s prior written consent, not to be unreasonably withheld or delayed, except that (i) Exelixis may settle any claim that solely relates to the Exelixis Compound without the consent of BMS as long as BMS’s rights under this Agreement are not materially adversely impacted (in which case, it will obtain BMS’s prior written consent, not to be unreasonably withheld or delayed) and (ii) BMS may settle any claim that solely relates to the BMS Compound(s) without the consent of Exelixis as long as Exelixis rights under this Agreement are not materially adversely impacted (in which case, it will obtain Exelixis prior written consent, not to be unreasonably withheld or delayed).
6.5    Combined Therapy Trial Regulatory Documentation. Subject to the license and other rights granted by each Party to the other Party pursuant to this Agreement, the Parties shall jointly own (BMS to own 50% and Exelixis to own 50%) all right, title and interest in and to the Combined Therapy Trial Regulatory Documentation; provided, however, that BMS shall retain sole and exclusive ownership of any BMS Regulatory Documentation provided to Exelixis under this

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Agreement that is submitted with or referenced in the Combined Therapy Trial Regulatory Documentation and that Exelixis shall retain sole and exclusive ownership of any Exelixis Regulatory Documentation that is submitted with or referenced in the Combined Therapy Trial Regulatory Documentation. This Section 6.5 is without limitation of any other disclosure obligations under the Pharmacovigilance Agreement or this Agreement.
6.6    No Other Use. Except as expressly provided in Section 6.1 Exelixis agrees to make no patent application based on BMS Confidential Information, and to give no assistance to any Third Party for such application without BMS’s prior written authorization, and BMS agrees to make no patent application based on Exelixis Confidential Information, and to give no assistance to any Third Party for such application without Exelixis’ prior written authorization.
6.7    Joint Research Agreement. The Parties acknowledge and agree that this Agreement is a “Joint Research Agreement” as defined in 35 USC § 100 (h).

ARTICLE 7
COLLABORATION COSTS AND EXPENSES
7.1    Combined Therapy Trial Expenses. BMS and Exelixis will share the Shared Costs (in accordance with Section 7.2), with BMS responsible for fifty percent (50%) and Exelixis responsible for fifty percent (50%) of the Shared Costs for each control arm and each double therapy arm (i.e., Cabozantinib + Nivolumab or Cabozantinib + Ipilimumab) of each Combined Therapy Trial and with BMS responsible for sixty-seven percent (67%) and Exelixis responsible for thirty-three percent (33%) of the Shared Costs for each triple therapy arm (i.e., Cabozantinib + Nivolumab + Ipilimumab) of a Combined Therapy Trial. The cost allocation (on a percent basis) for the Shared Costs of each Combined Therapy Trial will be calculated prior to the initiation or an amendment of such Combined Therapy Trial and will be the weighted percentages for BMS’ share and for Exelixis’s share of such Combined Therapy Trial, with such weighted percentages calculated on the basis of [ * ] and the applicable allocation percentages above in this Section 7.1 for each arm of such Combined Therapy Trial. The weighted percentages calculated before the initiation of a Combined Therapy Trial will not change and will be applied to all of the Shared Costs of such Combined Therapy Trial unless the number of arms in such Combined Therapy Trial increases or decreases, in which case the weighted percentages will be recalculated and applied to all subsequent Shared Costs for such Combined Therapy Trial (with the weighted percentages being recalculated and applied thereafter whenever there is a change in the number of arms in such Combined Therapy Trial). By way of illustration, if there are [ * ], then the weighted percentage for BMS at the initiation of such Combined Therapy Trial would be calculated as follows:
[ * ].

The weighted percentage for Exelixis would be [ * ].

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

7.2     Each Party shall calculate Shared Costs in accordance with GAAP. “Shared Costs” means the costs directly attributable or reasonably allocable by each Party (both out-of-pocket and internal) for the conduct of the Combined Therapy Trial (including but not limited to [ * ]) based on [ * ]. The Shared Costs shall be incurred consistent with the JDC‑approved budget for such Shared Costs. The final budget for each Combined Therapy Trial will be based on the final Protocol for such Combined Therapy Trial and will be subject to approval by the JDC. For clarity, expenses incurred as described in Article 4 (regarding manufacturing and supply), and Article 6 (regarding intellectual property) shall not be considered “Shared Costs” but shall be borne or shared by the Parties as provided in such Articles.  In addition, each Party shall bear its own Third Party License Payments as set forth in Section 2.5(b).  For the avoidance of doubt, nothing in this Agreement herein shall be considered to establish an employment relationship between a Party and the FTEs of the other Party funded by such Party pursuant to this Agreement.
7.3    Invoicing; Payment.
(a)    Reporting and Invoicing.  Each Party shall report to the other Party, within [ * ] after the end of each Quarter with regard to Shared Costs and Section 4.1(b) Costs or Section 4.2(b) Costs (as applicable) actually incurred during such Quarter by such Party (a “Quarterly Report”).  Such report shall specify in reasonable detail such Shared Costs and Section 4.1(b) Costs or Section 4.2(b) Costs (as applicable) during such Quarter.  The Parties shall seek to resolve any questions related to such reports within [ * ] following receipt by each Party of the other Party’s report hereunder.  Based on these reports, the Parties finance teams will determine the amount, if any, owed by BMS, on the one hand, and Exelixis on the other hand, for such Quarter and a “True-Up Payment” will be made by BMS if owing same or Exelixis if owing same within [ * ] after the receipt of an invoice for such True-Up Payment from BMS or Exelixis, whichever is applicable.
(b)    Budget Overruns.  Any costs for a given budget that are incurred by a Party that are [ * ] greater than the JDC-approved budget shall require approval of the JDC for payment.  The Parties shall bear the cost of any such overrun equally; provided, however, that if the reason for the costs exceeding the JDC-approved budget by more than [ * ] is attributable to [ * ], then the costs incurred that are more than [ * ] greater than the JDC-approved budget for such item shall be [ * ].
7.4    Audit.   At the request (and expense) of a Party, the other Party shall permit an independent certified public accountant appointed by the requesting Party and reasonably acceptable to such other Party, at reasonable times and upon reasonable notice, to examine only those records as may be reasonably necessary to determine, with respect to any calendar year ending not more than [ * ] prior to such Party’s request, the correctness or completeness of any invoice submitted to the such other Party or other payment made to the such other Party pursuant to this Agreement.  The foregoing right of review may be exercised only once per year and only once with respect to each such periodic report and payment.  Results of any such examination shall be (a) made available to both Parties and (b) subject to Article 9.  The Party requesting the audit shall bear the full cost of the performance of any such audit, unless such audit discloses a variance to the detriment of the auditing Party of more than [ * ] from the amount of the original report, royalty or payment

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

calculation, in which case, the Party being audited shall bear the full cost of the performance of such audit.

ARTICLE 8
RECORDS AND STUDY DATA
8.1    Records. Each Party shall maintain complete and accurate records of all work conducted with respect to the Combined Therapy Trials and of all results, information, data, data analyses, reports, records, methods, processes, practices, formulae, instructions, skills, techniques, procedures, experiences and developments made by or provided to either Party, or by the Parties together, in the course of such Party’s efforts with respect to the Combined Therapy Trials (including the Statistical Analysis Plan and any Bioanalysis Plan to be conducted pursuant to this Agreement) (such results, information, data, data analyses, reports, case report forms, adverse event reports, trial records, methods, processes, practices, formulae, instructions, skills, techniques, procedures, experiences, developments, and each Combined Therapy Trial protocol referred to as the “Study Data”). Such records shall fully and properly reflect all work done and results achieved in the performance of the Combined Therapy Trials in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes.

8.2    Ownership of Study Data. BMS shall own the Study Data to the extent that it relates exclusively to the BMS Compound (“BMS Study Data”), and Exelixis shall own the Study Data to the extent that it relates exclusively to the Exelixis Compound (“Exelixis Study Data”). The Parties shall jointly own (BMS to own 50% and Exelixis to own 50%) any Study Data that does not relate exclusively to the Exelixis Compound or the BMS Compound (“Combined Therapy Study Data”). Each Party shall, and does hereby, assign, and shall cause its Affiliates to so assign, to the other Party, without additional compensation, such right, title and interest in and to any Study Data as is necessary to fully effect the foregoing, and agrees to execute all instruments as may be reasonably necessary to effect same.

8.3    Use of Study Data.

(a)    Use of a Party’s Own Study Data. BMS may use and analyze the BMS Study Data for any purpose without obligation or accounting to Exelixis. Exelixis may use and analyze the Exelixis Study Data for any purpose without obligation or accounting to BMS.
(b)    Use of Combined Therapy Study Data by BMS. BMS, Ono and their respective Affiliates and (sub)licensees of the BMS Compound shall have the right to use and analyze the Combined Therapy Study Data for any and all purposes without the consent of, or any obligation to account to, Exelixis, including (x) in connection with their independent development, commercialization or other exploitation of the BMS Compound(s) (alone or in combination with the Exelixis Compound and/or other pharmaceutical agents) and/or for inclusion in the safety

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

database for the BMS Compound, and (y) to conduct studies with Samples pursuant to Section 8.5. Subject to Section 8.5, the results of all such uses or analyses shall be owned by BMS, including any intellectual property arising out of same, unless the Parties shall have agreed otherwise in writing.
(c)    Use in Regulatory Filings by BMS. In addition, BMS, Ono and their respective Affiliates and (sub)licensees of the BMS Compound(s) shall be entitled to use the Combined Therapy Study Data during and following the term of this Agreement to (1) submit regulatory filings and seek approvals for the BMS Compound(s), either as monotherapy or as part of the Combined Therapy and (2) following the applicable approval of the Combined Therapy, to promote indications based on, and to disseminate, the Combined Therapy Study Data for the benefit of the BMS Compound(s) as part of the Combined Therapy, where permitted by and in accordance with Applicable Law. In the case where BMS submits Combined Therapy Study Data to a Regulatory Authority in a filing for approval for the use of the BMS Compound(s) in combination with the Exelixis Compound (including any reference to the Combined Therapy Study Data in its label) or if required by the applicable Regulatory Authority, then BMS shall be granted a Right of Cross-Reference to the relevant Regulatory Documentation Controlled by Exelixis for the Exelixis Compound and the Combined Therapy solely to the extent required for the purpose of such approval (which right shall survive any expiration or termination of this Agreement). In such case, Exelixis shall reasonably cooperate with BMS and make written authorizations and other filings with the applicable Regulatory Authority reasonably required to effect such Right of Cross-Reference. Such grant to BMS of a Right of Cross-Reference shall not include a Right of Cross-Reference for use in the Takeda Territory, without Exelixis’ prior written consent.
(d)    Use of Combined Therapy Study Data by Exelixis. Exelixis and its Affiliates and licensees of the Exelixis Compound shall have the right to use and analyze the Combined Therapy Study Data for any and all purposes without the consent of, or any obligation to account to, BMS, including (x) in connection with their independent development, commercialization or other exploitation of the Exelixis Compound (alone or in combination with the BMS Compound(s) and/or other pharmaceutical agents and/or for inclusion in the safety database for the Exelixis Compound, and (y) to conduct studies with Samples pursuant to Section 8.5. Subject to Section 8.5, the results of all such uses or analyses shall be owned by Exelixis, including any intellectual property arising out of same, unless the Parties shall have agreed otherwise in writing.
(e)    Use in Regulatory Filings by Exelixis. In addition, Exelixis and its Affiliates and licensees of the Exelixis Compound shall be entitled to use the Combined Therapy Study Data during and following the term of this Agreement to (1) submit regulatory filings and seek approvals for the Exelixis Compound, either as monotherapy or as part of the Combined Therapy and (2) following the applicable approval of the Combined Therapy, to promote indications based on, and to disseminate, the Combined Therapy Study Data for the benefit of the Exelixis Compound as part of the Combined Therapy, where permitted by and in accordance with Applicable Law. In the case where Exelixis submits Combined Therapy Study Data to a Regulatory Authority

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

in a filing for approval for the use of the Exelixis Compound in combination with the BMS Compound(s) (including any reference to the Combined Therapy Study Data in its label), then Exelixis shall be granted a Right of Cross-Reference to the relevant Regulatory Documentation Controlled by BMS for the BMS Compound and the Combined Therapy solely to the extent required for the purpose of such approval (which right shall survive any expiration or termination of this Agreement) or if required by the applicable Regulatory Authority. In such case, BMS shall reasonably cooperate with Exelixis and make written authorizations and other filings with the applicable Regulatory Authority reasonably required to effect such Right of Cross-Reference. Such grant to Exelixis of a Right of Cross-Reference shall not include a Right of Cross-Reference for use in the Ono Territory, without BMS’ prior written consent.
(f)    Biomarker/Dx Agent Development. Each Party may use and disclose to a Third Party the Combined Therapy Study Data and its Compound(s)’s Study Data, under obligations of confidentiality consistent with this Agreement, to develop and commercialize a biomarker or diagnostic test for use with its Compound(s) and/or the Combined Therapy, and, unless otherwise mutually agreed by the Parties in writing, will own any intellectual property arising out of the work funded or conducted by it with or through such Third Party. The Parties will discuss in good faith any opportunities to jointly participate in the development of any such biomarker or diagnostic test for use with the Combined Therapy.
(g)    No Other Uses. All other uses of Study Data are limited solely to those permitted by this Agreement, and neither Party may use Study Data for any other purpose without the consent of the other Party during and after the Term of this Agreement.
8.4    Access to Study Data. Subject to the provisions of Sections 5.1, and the Pharmacovigilance Agreement, each Party shall have access to all Study Data (including, but not limited to, de-identified patient records) as soon as such Study Data is available to or generated by the Party responsible for generating or collecting such Study Data.
8.5    Samples. Samples collected in the course of activities conducted under this Agreement shall be jointly owned by the Parties (BMS to own 50% and Exelixis to own 50%) (to the extent not owned by the patient and/or the clinical trial site). Any such Samples shall be collected in accordance with the applicable Protocol and ICFs. Except as set forth in a Bioanalysis Plan, no Party shall be permitted to use such Samples for any purpose without the prior written consent of the other Party, which consent shall not be unreasonably withheld if such use is directed to the Combined Therapy and with the terms of such use to be set forth in a written agreement between the Parties setting forth the Samples to be used, and any appropriate terms/restrictions on such use. Any data and intellectual property arising out of such Sample use shall be owned by the Party conducting such study using same; provided, that to the extent that any such data or intellectual property relates solely to the Combined Therapy (or biomarkers solely for use with the Combined Therapy), shall be considered Combined Therapy Study Data or Combined Therapy Inventions/Combined Therapy Patent Rights, as the case may be. Samples [ * ] will be stored for future use [ * ], provided, that [ * ], provided further that [ * ]. If no Party has any further use for the Samples, then the remaining Samples will be destroyed pursuant to the respective Party’s standard operating

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

procedures for sample retention and destruction, subject to the terms of and permission(s) granted in the informed consent forms signed by the subjects contributing the Samples in the Combined Therapy Trials.
8.6    For the avoidance of doubt, all bioanalytical results for the BMS Compound(s) and the Exelixis Compound(s) from Samples from Combined Therapy Trial subjects are deemed to be Study Data.  All data derived pursuant to the Protocol from such Samples from Combined Therapy Trial subjects are deemed to be Study Data.
8.7    Where a Combined Therapy Trial is added to a pre-existing clinical trial of one of the Parties, none of the cohorts of such pre-existing clinical trial shall be part of the Combined Therapy Trial and none of the results, information, data, data analyses, reports, records, methods, processes, practices, formulae, instructions, skills, techniques, procedures, experiences and developments from such cohorts will be Study Data unless the Protocol expressly provides that any such cohort and any such results, information, data, data analyses, reports, records, methods, processes, practices, formulae, instructions, skills, techniques, procedures, experiences and developments are part of the Combined Therapy Trial or Study Data, respectively. Where a cohort of a Combined Therapy Trial is a monotherapy cohort with just the Exelixis Compound or with just one of the BMS Compounds or is a double therapy cohort with just the BMS Compounds, then the Study Data from such cohort will be Exelixis Study Data in the case where such cohort is a monotherapy cohort with just the Exelixis Compound and BMS Study Data in the case where such cohort is a monotherapy cohort with just one of the BMS Compounds or is a double therapy cohort with just the BMS Compounds, and such Exelixis Study Data will be made available to BMS and such BMS Study Data will be made available to Exelixis upon request by BMS or Exelixis, respectively, and shall be used by BMS and Exelixis, respectively, solely to analyze and estimate the contribution of components in the Combined Therapy, and such Exelixis Study Data and such BMS Study Data is Confidential Information of Exelixis and Confidential Information of BMS, respectively.

ARTICLE 9
CONFIDENTIALITY
9.1    Nondisclosure of Confidential Information. Prior to the Effective Date of this Agreement, Exelixis and BMS entered into a certain Confidentiality Agreement having an effective date of June 9, 2016, as amended by Amendment No. 1 to Confidentiality Agreement having an effective date of February 2, 2017 (“CDA”). As it relates to disclosures involving the BMS Compound and the Exelixis Compound only, the CDA is hereby terminated and replaced by the terms of this Agreement. Any Confidential Information relating thereto previously disclosed by the Parties pursuant to the CDA shall now be Confidential Information for purposes of this Agreement and the Parties shall treat it as such in accordance with the terms hereof. All written, visual, oral and electronic data, information, know-how or other proprietary information or materials, both technical and non-technical, disclosed by one Party to any other Party pursuant to

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

this Agreement that (a) if in tangible form, is labeled in writing as “proprietary” or “confidential” (or similar reference); or (b) if in oral or visual form, is identified as proprietary or confidential or for internal use only at the time of disclosure or within [ * ] thereafter shall be “Confidential Information” of the disclosing Party, and all Study Data and Inventions shall be the Confidential Information of the Party owning such Study Data or Invention (as provided in Section 8.2 with regard to Study Data and Section 6.1 with regard to Inventions). For purposes of this Agreement, regardless of which Party discloses such Confidential Information to the other, (i) all Exelixis Study Inventions, Exelixis Technology and Exelixis Regulatory Documentation shall be Confidential Information of Exelixis and BMS shall be the receiving Party, (ii) all BMS Study Inventions, BMS Technology, and BMS Regulatory Documentation shall be Confidential Information of BMS and Exelixis shall be the receiving Parties. Except to the extent expressly authorized in this Section 9.1 and Sections 9.2, 9.3 and 9.6 below, or as otherwise agreed in writing by the Parties, each Party agrees that, for the Term of this Agreement and for a period of [ * ] thereafter (or for any Confidential Information that is identified in writing at the time of disclosure as a trade secret related to each Party’s Compound(s), for as long as it is not part of the public domain), it shall (x) keep confidential and shall not publish or otherwise disclose and shall not use for any purpose other than as expressly provided for in this Agreement any Confidential Information owned solely by any other Party, (y) treat any other Party’s solely-owned Confidential Information with the same degree of care the receiving Party uses for its own confidential information but in no event with less than a reasonable degree of care; and (z) reproduce a disclosing Party’s solely-owned Confidential Information solely to the extent necessary to accomplish the receiving Party’s obligations under this Agreement, with all such reproductions being considered the disclosing Party’s Confidential Information; provided, that [ * ], Confidential Information that was [ * ]. Notwithstanding anything to the contrary in this Section 9.1, and subject to Section 8.3, the receiving Party may disclose a disclosing Party’s Confidential Information to its employees, consultants, agents or permitted sublicensees solely on a need-to-know basis for the purpose of fulfilling the receiving Party’s obligations or exercising the receiving Party’s rights under this Agreement; provided, however, that (1) any such employees, consultants, agents or permitted sublicensees are bound by obligations of confidentiality at least as restrictive as those set forth in this Agreement, and (2) the receiving Party remains liable for the compliance of such employees, consultants, agents or permitted sublicensees with such obligations. Each receiving Party acknowledges that in connection with its and its representatives examination of the Confidential Information of the disclosing Party, the receiving Party and its representatives may have access to material, non-public information, and that the receiving Party is aware, and will advise its representatives who are informed as to the matters that are the subject of this Agreement, that State and Federal laws, including, without limitation, United States securities laws, impose restrictions on the dissemination of such information and trading in securities when in possession of such information. Each receiving Party agrees that it will not, and will advise its representatives who are informed as to the matters that are the subject of this Agreement to not, purchase or sell any security of the disclosing Party on the basis of the Confidential Information to the extent such Confidential Information constitutes material non-public information about the disclosing Party or such security.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Combined Therapy Study Data shall be treated as Confidential Information of each Party and shall not be disclosed to Third Parties unless it falls within the exceptions set forth in Section 9.2 below or is reasonably necessary to be disclosed in order for a Party to exercise its rights under Section 8.3(b), 8.3(c), 8.3(d) or 8.3(e).
9.2    Exceptions. The obligations in Section 9.1 shall not apply with respect to any portion of Confidential Information that the receiving Party can demonstrate by contemporaneous tangible records or other competent proof:
(a)    was already known to the receiving Party (or its Affiliates), other than under an obligation of confidentiality, either (a) at the time of disclosure by the disclosing Party, or (b) if applicable, at the time that it was generated hereunder, whichever ((a) or (b)) is earlier;
(b)    was generally available to the public or otherwise part of the public domain either (a) at the time of its disclosure to the receiving Party, or (b) if applicable, at the time that it was generated hereunder, whichever ((a) or (b)) is earlier;
(c)    became generally available to the public or otherwise part of the public domain after its disclosure (including via publication under Section 9.6) and other than through any unauthorized act or omission of the receiving Party in breach of this Agreement;
(d)    was disclosed to the receiving Party (or its Affiliates), other than under an obligation of confidentiality, by a Third Party who had no obligation to the Party owning or Controlling the information not to disclose such information to others; or
(e)    was independently discovered or developed by the receiving Party (or its Affiliates) without the use of or reference to the Confidential Information belonging to the disclosing Party.
9.3    Authorized Disclosure. Notwithstanding any other provision of this Agreement, each Party may disclose Confidential Information belonging to the other Party to the extent such disclosure is reasonably necessary in the following instances:
(a)    filing or prosecuting Patent Rights claiming an Invention owned by such Party;
(b)    prosecuting or defending litigation;
(c)    complying with Applicable Law or the rules or regulations of any securities exchange on which such Party’s stock is listed;
(d)    disclosure, in connection with the performance of this Agreement, to Affiliates, permitted sublicensees, contractors, ethics committees and institutional review boards (collectively, “IRBs”), CROs, academic institutions, consultants, agents, investigators, and employees and contractors engaged by Study sites and investigators involved with the Combined

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Therapy Trials, each of whom prior to disclosure must be bound by similar terms of confidentiality and non-use at least equivalent in scope to those set forth in this Article 9;
(e)    disclosure of the Combined Therapy Study Data, Combined Therapy Inventions and Combined Therapy Patent Rights to Regulatory Authorities in connection with the development of the Combined Therapy, the Exelixis Compound or the BMS Compound; and
(f)    disclosure of relevant safety information contained within the Combined Therapy Study Data to investigators, institutional review boards and/or ethics committees and Regulatory Authorities that are involved in other clinical trials of the Exelixis Compound with respect to Exelixis, and the BMS Compound with respect to BMS, and (in the event of a Material Safety Issue) to Third Parties that are collaborating with Exelixis or BMS, respectively in the conduct of such other clinical trials of the Exelixis Compound or the BMS Compound(s), in each case solely to the extent necessary for the conduct of such clinical trials and/or to comply with Applicable Law and regulatory requirements.
Notwithstanding the foregoing, if a Party is required or otherwise intends to make a disclosure of any other Party’s Confidential Information pursuant to Section 9.3(b) and/or Section 9.3(c), it shall give advance notice to such other Party of such impending disclosure and endeavor in good faith to secure confidential treatment of such Confidential Information and/or reasonably assist the Party that owns such Confidential Information in seeking a protective order or other confidential treatment.
9.4    Disclosure to Ono. Notwithstanding any other provision of this Agreement, Exelixis hereby expressly authorizes BMS to disclose to Ono (i) this Agreement, the Protocols, Combined Therapy Inventions and Combined Therapy Patent Rights and (ii) any other Exelixis Confidential Information necessary for BMS to fulfill its obligations to Ono under the Ono-BMS Agreements; provided that Ono is under confidentiality obligations at least as restrictive as set forth herein. BMS shall be free to disclose the BMS Study Data and the Combined Therapy Study Data to Ono as BMS may determine as provided in Section 8.3(b) or 8.3(c) and otherwise to fulfill its obligations under the Ono-BMS Agreements.
9.5    Disclosure to Ipsen and Takeda. Notwithstanding any other provision of this Agreement, BMS hereby expressly authorizes Exelixis to disclose to Ipsen and Takeda (i) this Agreement, the Protocols, Combined Therapy Inventions and Combined Therapy Patent Rights and (ii) any other BMS Confidential Information necessary for Exelixis to fulfill its obligations to Ipsen and Takeda under the Ipsen-Exelixis Agreements and the Takeda-Exelixis Agreements; provided that Ipsen and Takeda are each under confidentiality obligations at least as restrictive as set forth herein. Exelixis shall be free to disclose the Exelixis Study Data and the Combined Therapy Study Data to Ipsen and Takeda as Exelixis may determine as provided in Section 8.3(d) or 8.3(e) and otherwise to fulfill its obligations under each of the the Ipsen-Exelixis Agreements and the Takeda-Exelixis Agreements.
9.6    Disclosure to Third Party Co-Medication Manufacturer. Notwithstanding any other provision of this Agreement, the Non-Conducting Party hereby authorizes the Conducting

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Party to disclose to the manufacturer of any co-medication necessary for each Combined Therapy Trial the applicable Protocol and any related Confidential Information necessary for such manufacturer to update its product label if such disclosure is necessary to obtain the co-medication for use in such Combined Therapy Trial; provided, however, that all materials delivered to such manufacturer will be redacted of all non-public information related to the Non-Conducting Party’s Compound(s). Any such disclosure shall be subject to confidentiality obligations at least as restrictive as those set forth herein and shall restrict the manufacturer to using the information provided solely to make regulatory filings relating to the use of the applicable co-medication in such Combined Therapy Trial.
9.7    Press Releases and Publications.
(a)    The Parties shall jointly agree to the content and timing of all external communications with respect to this Agreement (including, without limitation, an initial press release, the content of which shall be as attached hereto as Exhibit D, subsequent press releases, Q&As, and the content and wording for of any listing any Combined Therapy Trial required to be listed on a public database or other public registry such as www.clinicaltrials.gov). For clarity, if either Party terminates this Agreement pursuant to Section 12.4, the Parties shall mutually agree upon any external communication related to such termination, which shall not include the rationale for such termination unless (and to the extent) mutually agreed by the Parties; provided that either Party shall be permitted to publicly disclose information that such Party determines in good faith is necessary to be disclosed to comply with Applicable Law or the rules or regulations of any securities exchange on which such Party’s stock may be listed, or pursuant to an order of a court or governmental entity.
(b)    Exelixis and BMS agree to collaborate to publicly disclose, publish or present (1) top-line results from each Combined Therapy Trial, limited if possible to avoid jeopardizing the future publication of the Study Data at a scientific conference or in a scientific journal, solely for the purpose of disclosing, as soon as reasonably practicable, the safety or efficacy results and conclusions that are material to any Party under applicable securities laws, and (2) the conclusions and outcomes (the “Results”) of each Combined Therapy Trial at a scientific conference as soon as reasonably practicable following the completion of such Combined Therapy Trial, subject in the case of (2) to the following terms and conditions. The Party proposing to disclose, publish or present the Results shall deliver to each other Party a copy of the proposed disclosure, publication or presentation at least [ * ] before submission to a Third Party. Each reviewing Party shall determine whether any of its Confidential Information that may be contained in such disclosure, publication or presentation should be modified or deleted, whether to file a patent application on any Exelixis Study Invention (solely with respect to Exelixis) or BMS Study Invention (solely with respect to BMS) or Combined Therapy Invention disclosed therein. The disclosure, publication or presentation shall be delayed for an additional [ * ] (i.e., a total of [ * ] from the initial proposal) if a reviewing Party reasonably requests such extension to allow time for the preparation and filing of relevant patent applications. If a reviewing Party reasonably requests modifications to the disclosure, publication or presentation to prevent the disclosure of a material trade secret or proprietary business

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

information, the publishing Party shall edit such publication to prevent the disclosure of such information prior to submission of the disclosure, publication or presentation. In the event of a disagreement as to content, timing and/or venue or forum for any disclosure, publication or presentation of the Results, such dispute (a “Publication Dispute”) shall be referred to the Executive Officers (or their respective designees); provided that, in the absence of agreement after such good faith discussions, and upon expiration of the additional [ * ], (A) academic collaborators engaged by the Conducting Party in connection with the performance of the Combined Therapy Trials may publish Combined Therapy Study Data obtained by such academic collaborator solely to the extent that such ability to publish such Combined Therapy Study Data is set forth in an agreement between the Conducting Party and such academic collaborator relating to the conduct of Combined Therapy Trials and (B) the publishing Party may proceed with the disclosure, publication or presentation provided that such disclosure, publication or presentation is consistent with its internal publication guidelines and customary industry practices for the publication of similar data. Authorship of any publication shall be determined based on the accepted standards used in peer-reviewed academic journals at the time of the proposed disclosure, publication or presentation. The Parties agree that they shall make reasonable efforts to prevent publication of a press release that could jeopardize the future publication of Study Data at a scientific conference or in a scientific journal but in no way will this or any other provision of this Agreement supersede the requirements of any Applicable Law or the rules or regulations of any securities exchange or listing entity on which a Party’s stock is listed (including, but not limited to, any such rule or regulation that may require a Party to make public disclosures about interim results of a Combined Therapy Trial). Notwithstanding the foregoing, Exelixis hereby authorizes disclosure to Ono in accordance with Section 9.4 above, and BMS hereby authorized disclosure to Ipsen and Takeda in accordance with Section 9.5 above. Notwithstanding the foregoing, nothing herein shall prevent or restrict Ono, Ipsen or Takeda from making any disclosures of published Study Data disclosed to it by BMS pursuant to Section 9.4 or Exelixis pursuant to Section 9.5 of the existence of this Agreement, in each case in order for Ono, Ipsen or Takeda to comply with requirements of Applicable Law, the rules or regulations of any securities exchange or listing entity on which its stock may be traded or pursuant to an order of a court or governmental entity to publicly disclose the existence of the Agreement and the Study Data.
9.8    Compliance with Sunshine Laws.
(a)    For purposes of compliance with reporting obligations under Sunshine Laws, as between the Parties, the Conducting Party will report payments or other transfers of value (“POTV”) made by the Conducting Party or the CRO related to the conduct of the Combined Therapy Trials and any applicable associated contractor engagements as required under the Sunshine Laws for each Combined Therapy Trial. Interpretation of the Sunshine Laws for purposes of reporting any POTV by a Party shall be in such Party’s sole discretion so long as the interpretation complies with Applicable Law.
(b)    The Conducting Party (i) will provide (to the extent in the possession of the Conducting Party), or will utilize Commercially Reasonable Efforts to obligate and ensure that each CRO and other applicable Third Party contractors for a Combined Therapy Trial provides, the Non-

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Conducting Party with any information requested by the Non-Conducting Party as the Non-Conducting Party may reasonably determine for the Non-Conducting Party to comply with its reporting obligations under Sunshine Laws (with such amounts paid to, or at the direction of, each Recipient to be reported to the Non-Conducting Party within a reasonable time period specified by the Non-Conducting Party) and (ii) will reasonably cooperate with, and will utilize Commercially Reasonable Efforts to obligate and ensure that each CRO and other applicable Third Party contractors for a Combined Therapy Trial reasonably cooperates with, the Non-Conducting Party in connection with its compliance with such Sunshine Laws. The form in which the Conducting Party provides any such information shall be mutually agreed but sufficient to enable the Non-Conducting Party to comply with its reporting obligations and the Non-Conducting Party may disclose any information that it believes is necessary to comply with Sunshine Laws. Without limiting the foregoing, the Non-Conducting Party shall have the right to allocate payments or other transfers of value in connection with this Agreement in any required reporting under Sunshine Laws in accordance with its normal business practices. These obligations shall survive the expiration and termination of the agreement to the extent necessary for the Non-Conducting Party to comply with Sunshine Laws.
(c)    For purposes of this Section 9.7, “Sunshine Laws” means Applicable Laws requiring collection, reporting and disclosure of POTVs to certain healthcare providers, entities and individuals. These Applicable Laws may include, without limitation, relevant provisions of the Patient Protection and Affordable Health Care Act of 2010 and implementing regulations thereunder. “Recipients” means healthcare providers, teaching hospitals and/or any other persons for whom transfers of value or payments must be reported under Sunshine Laws.
9.9    Destruction of Confidential Information. Upon expiration or termination of the Agreement, the receiving Party shall, upon request by the other Party, immediately destroy or return all of the other Party’s Confidential Information relating solely to its Compound(s) as monotherapy (but not to the Combined Therapy or the Combined Therapy Study Data) in its possession; provided, however, that the receiving Party shall be entitled to retain one (1) copy of Confidential Information solely for record-keeping purposes and shall not be required to destroy any off-site computer files created during automatic system back up which are subsequently stored securely by the receiving Party
ARTICLE 10
REPRESENTATIONS AND WARRANTIES
10.1    Authority and Binding Agreement. Exelixis and BMS each represents and warrants to the other that (a) it has the corporate power and authority and the legal right to enter into this Agreement and perform its obligations hereunder; (b) it has taken all necessary corporate action on its part required to authorize the execution and delivery of the Agreement and the performance of its obligations hereunder; and (c) the Agreement has been duly executed and delivered on behalf of each Party and constitutes a legal, valid and binding obligation of such Party that is enforceable against it in accordance with its terms subject to bankruptcy, insolvency, reorganization, arrangement, winding-up, moratorium, and similar laws of general application affecting the

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

enforcement of creditors’ rights generally, and subject to general equitable principles, including the fact that the availability of equitable remedies, such as injunctive relief or specific performance, is in the discretion of the court.
10.2    No Conflicts. Exelixis and BMS each represents and warrants that, to the best of its knowledge, it has not entered, and shall not enter, into any agreement with any Third Party that is in conflict with the rights granted to any other Party under this Agreement, and has not taken any action that would in any way prevent it from granting the rights granted to any other Party under this Agreement, or that would otherwise materially conflict with or adversely affect the rights granted to any other Party under this Agreement.
10.3    Litigation. Exelixis and BMS each represents and warrants that, to the best of its knowledge, it is not aware of any pending or threatened litigation (and has not received any communication) that alleges that its activities related to this Agreement have violated, or that by conducting the activities as contemplated in this Agreement it would violate, any of the intellectual property rights of any other Person (after giving effect to the license grants in this Agreement).
10.4    No Adverse Proceedings. Except as otherwise notified to the other Party, there is not pending or, to the knowledge of such Party, threatened, against such Party, any claim, suit, action or governmental proceeding that would, if adversely determined, materially impair the ability of such Party to perform its obligations under this Agreement.
10.5    Consents. Exelixis and BMS each represents and warrants that, to the best of its knowledge, all necessary consents, approvals and authorizations of all regulatory and governmental authorities and other Persons (i) required to be obtained by such Party in connection with the execution and delivery of this Agreement have been obtained (or will have been obtained prior to such execution and delivery) and (ii) required to be obtained by such Party in connection with the performance of its obligations under this Agreement have been obtained or will be obtained prior to such performance.
10.6    No Debarment. Each Party hereby certifies to the other that it has not used, and will not use the services of any person disqualified, debarred, banned, subject to debarment or convicted of a crime for which a person could be debarred by the FDA under 21 U.S.C. 335a, as amended (or subject to a similar sanction of any other Regulatory Authority), in any capacity in connection with any of the services or work provided under any Combined Therapy Trial and that this certification may be relied upon in any applications to the FDA or any other Regulatory Authority. It is understood and agreed that this certification imposes a continuing obligation upon each Party to notify the other promptly of any change in the truth of this certification. Upon request by a Party, the other Party agrees to provide a list of persons used to perform the services or work provided under any activities conducted for or on behalf of such Party or any of its Affiliates pursuant to this Agreement who, within the five years preceding the Effective Date, or subsequent to the Effective Date, were or are convicted of one of the criminal offenses required by 21 U.S.C. 335a, as amended, to be listed in any application for approval of an abbreviated application for drug approval.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

10.7    Compliance with Applicable Law. Exelixis and BMS each represents and warrants that it shall comply with all Applicable Law of the country or other jurisdiction, or any court or agency thereof, applicable to the performance of its activities hereunder or any obligation or transaction hereunder, including those pertaining to the production and handling of drug products, such as those set forth by the Regulatory Agencies, as applicable, and the applicable terms of this Agreement, in the performance of its obligations hereunder.
10.8    Affiliates. Exelixis and BMS each represents and warrants that, to the extent the intellectual property, Regulatory Documentation or Technology licensed by it hereunder are Controlled by its Affiliates or a Third Party, it has the right to use, and has the right to grant (sub)licenses to the other Party to use, such intellectual property, Regulatory Documentation or Technology in accordance with the terms of this Agreement.
10.9    Ethical Business Practices. Exelixis and BMS each represents and warrants that neither it nor its Affiliates will make any payment, either directly or indirectly, of money or other assets, including the compensation such Party derives from this Agreement (collectively a “Payment”), to government or political party officials, officials of International Public Organizations, candidates for public office, or representatives of other businesses or persons acting on behalf of any of the foregoing (collectively “Officials”) where such Payment would constitute violation of any law, including the Foreign Corrupt Practices Act of 1977, 15 U.S.C. §§ 78dd-1, et seq. In addition, regardless of legality, neither it nor its Affiliates will make any Payment either directly or indirectly to Officials if such Payment is for the purpose of improperly influencing decisions or actions with respect to the subject matter of this Agreement. All activities will be conducted in compliance with the U.S. False Claims Act and the U.S. Anti-Kickback Statute.
10.10    Single Agent Compound Safety Issues. Each Party represents and warrants that, to the best of its knowledge, it is not aware of any material safety or toxicity issue with respect to its Single Agent Compound(s) that are not reflected in the investigator’s brochure(s) for its Single Agent Compound(s) existing as of the Effective Date.
10.11    Accounting. Each Party represents and warrants that all transactions under the Agreement shall be properly and accurately recorded in all material respects on its books and records and that each document upon which entries in such books and records are based is complete and accurate in all material respects.
10.12    Compliance with Ono Agreements. BMS will use Commercially Reasonable Efforts to comply with its obligations under the Ono-BMS Agreements (and not to voluntarily terminate same) to the extent necessary for each Combined Therapy Trial to be completed in accordance with the terms of this Agreement and for Exelixis to receive the rights and benefits provided to it under this Agreement.
10.13 Compliance with Ipsen-Exelixis Agreements and Takeda-Exelixis Agreements. Exelixis will use Commercially Reasonable Efforts to comply with its obligations under the Ipsen-Exelixis Agreements and the Takeda-Exelixis Agreements (and not to voluntarily terminate same)

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

to the extent necessary for each Combined Therapy Trial to be completed in accordance with the terms of this Agreement and for BMS to receive the rights and benefits provided to it under this Agreement.
10.14    DISCLAIMER OF WARRANTY. THE EXPRESS REPRESENTATIONS AND WARRANTIES STATED IN THIS ARTICLE 10 ARE IN LIEU OF, AND THE PARTIES DO HEREBY DISCLAIM, ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR USE, AND NON-INFRINGEMENT OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS.

ARTICLE 11
INDEMNIFICATION
11.1    BMS Indemnification. BMS hereby agrees to defend, hold harmless and indemnify (collectively, “Indemnify”) Exelixis, its Affiliates, and their agents, directors, officers, and employees (the “Exelixis Indemnitees”) from and against any and all liabilities, expenses and/or losses, including without limitation reasonable legal expenses and attorneys’ fees (collectively “Losses”) resulting from Third Party suits, claims, actions and demands (each, a “Third Party Claim”) to the extent that they arise or result from (a) the negligence or intentional misconduct of BMS, any BMS Indemnitee or any (sub)licensee of BMS conducting activities on behalf of BMS under this Agreement; (b) any breach by BMS of any provision of this Agreement; (c) any injury to a subject in a Combined Therapy Trial caused solely by the development, use or manufacture of the BMS Compound(s); (d) any injury to a subject in a Combined Therapy Trial where it ultimately cannot be or is not determined if such injury is solely the direct result of the BMS Compound(s) on the one hand or the Exelixis Compound on the other hand, provided that, in the case of this clause (d), BMS shall only Indemnify the Exelixis Indemnitees for fifty percent (50%) of any such Loss; or (e) the use by BMS, its Affiliates, contractors or (sub)licensees of Combined Therapy Study Data, BMS Study Data, BMS Study Inventions, BMS Study Patent Rights, Combined Therapy Inventions and Combined Therapy Patent Rights outside the scope of this Agreement (other than with respect to Third Party Claims that are covered under Section 6.4)); but excluding, in each case ((a) through (e)), any such Losses to the extent Exelixis is obligated to Indemnify the BMS Indemnitees pursuant to Section 11.2.
11.2    Exelixis Indemnification. Exelixis hereby agree to Indemnify BMS, its Affiliates, and its and their agents, directors, officers, and employees (the “BMS Indemnitees”) from and against any and all Losses resulting from Third Party Claims to the extent that they arise or result from (a) the negligence or intentional misconduct of Exelixis, or any Exelixis Indemnitee or any (sub)licensee of Exelixis conducting activities on behalf of Exelixis under this Agreement; (b) any breach by Exelixis of any provision of this Agreement; (c) any injury to a subject in a Combined Therapy Trial caused solely by the development, use or manufacture of the Exelixis Compound; (d) any injury to a subject in a Combined Therapy Trial where it ultimately cannot be or is not

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

determined if such injury is solely the direct result of the Exelixis Compound on the one hand or the BMS Compound(s) on the other hand; provided that, in the case of this clause (d), Exelixis shall only Indemnify the BMS Indemnitees for fifty percent (50%) of any such Loss; or (e) the use by Exelixisits Affiliates, contractors or (sub)licensees of Combined Therapy Study Data, Exelixis Study Data, Exelixis Study Inventions, Exelixis Study Patent Rights, Combined Therapy Inventions and Combined Therapy Patent Rights outside the scope of this Agreement (other than with respect to Third Party Claims that are covered under Section 6.4)), but excluding, in each case ((a) through (e)), any such Losses to the extent BMS is obligated to Indemnify the Exelixis Indemnitees pursuant to Section 11.1.
11.3    Indemnification Procedure. Each Party’s agreement to Indemnify the other Party is conditioned on the performance of the following by the Party seeking indemnification: (a) providing written notice to the Indemnifying Party of any Loss of the types set forth in Section 11.1 and 11.2 within [ * ] after the Party seeking indemnification has knowledge of such Loss; provided that, any delay in complying with the requirements of this clause (a) will only limit the Indemnifying Party’s obligation to the extent of the prejudice caused to the Indemnifying Party by such delay; (b) permitting the Indemnifying Party to assume full responsibility to investigate, prepare for and defend against any such Loss; (c) providing reasonable assistance to the Indemnifying Party, at the Indemnifying Party’s expense, in the investigation of, preparation for and defense of any Loss; and (d) not compromising or settling such Loss without the Indemnifying Party’s written consent, such consent not to be unreasonably withheld or delayed.
11.4    Separate Defense of Claims. In the event that the Parties cannot agree as to the application of Sections 11.1 and/or 11.2 to any particular Loss, the Parties may conduct separate defenses of such Loss. Each Party further reserves the right to claim indemnity from the other in accordance with Sections 11.1 and/or 11.2 upon resolution of the underlying claim, notwithstanding the provisions of Section 11.3(b).
11.5    Insurance. Each Party shall maintain commercially reasonable levels of insurance or other adequate and commercially reasonable forms of protection or self-insurance to satisfy its indemnification obligations under this Agreement. Each Party shall provide the other Party with written notice at least [ * ] prior to the cancellation, non-renewal or material change in such insurance or self-insurance which would materially adversely affect the rights of the other Party hereunder. The maintenance of any insurance shall not constitute any limit or restriction on damages available to a Party under this Agreement.
11.6    LIMITATION OF LIABILITY. NO PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL OR SPECIAL DAMAGES, INCLUDING BUT NOT LIMITED TO LOST PROFITS, ARISING FROM OR RELATING TO THIS AGREEMENT AND/OR SUCH PARTY’S PERFORMANCE HEREUNDER, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES AND REGARDLESS OF THE CAUSE OF ACTION (WHETHER IN CONTRACT, TORT, BREACH OF WARRANTY OR OTHERWISE). NOTHING IN THIS SECTION 11.6 IS INTENDED TO LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF A PARTY

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

UNDER SECTIONS 11.1 OR 11.2, OR DAMAGES AVAILABLE FOR BREACHES OF CONFIDENTIALITY OBLIGATIONS IN ARTICLE 9 OR FOR A PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

ARTICLE 12
TERM AND TERMINATION
12.1    Term. This Agreement shall be effective as of the Effective Date and, unless earlier terminated pursuant to Sections 12.2, 12.3 or 12.4 or any other termination right expressly stated in this Agreement, shall continue in effect until completion by all centers or institutions participating in the Combined Therapy Trials for such Combined Therapy combination, the delivery of all Study Data, including all completed case report forms, all final analyses and all final clinical study reports contemplated by the Combined Therapy Trials to both Parties, and the completion of any then agreed upon Statistical Analysis and Bioanalysis Plan (the “Term”); provided that if termination language in Section 2.7 applies, then the Term shall expire at such time.
12.2    Termination for Material Breach.
(a)    Notice and Cure Period. If a Party (the “Breaching Party”) is in material breach, the other Party (the “Non-Breaching Party”) shall have the right to give the Breaching Party notice specifying the nature of such material breach. The Breaching Party shall have a period of [ * ] after receipt of such notice to cure such material breach (the “Cure Period”) in a manner reasonably acceptable to the Non-Breaching Party. For the avoidance of doubt, this provision is not intended to restrict in any way a Party’s right to notify the other Party of any other breach or to demand the cure of any other breach.
(b)    Termination Right. The Non-Breaching Party shall have the right to terminate this Agreement, upon written notice, in the event that the Breaching Party has not cured such material breach within the Cure Period, provided, however, that if such breach is capable of cure but cannot be cured within the Cure Period, and the Breaching Party commences actions to cure such material breach within the Cure Period and thereafter diligently continue such actions, the Breaching Party shall have an additional [ * ] to cure such breach. If a Party contests such termination pursuant to the dispute resolution procedures under Section 13.3, such termination shall not be effective until a conclusion of the dispute resolution procedures in Section 13.3, as applicable, resulting in a determination that there has been a material breach that was not cured within the Cure Period (or, if earlier, abandonment of the dispute by such Party).
12.3    Termination for Bankruptcy. A Party may terminate this Agreement if, at any time, the other Party shall file, in any court or agency pursuant to any statute or regulation of any state, country or jurisdiction, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of the other Party or of the other Party’s assets, or if the other Party proposes a written agreement of composition or extension of its debts,

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

or if the other Party shall be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed or stayed within [ * ] after the filing thereof, or if the other Party will propose or be a party to any dissolution or liquidation, or if the other Party shall make an assignment for the benefit of its creditors.
12.4    Termination due to Material Safety Issue; Clinical Hold.
(a)    BMS or Exelixis shall each have the independent right to immediately suspend the treatment of subjects in the Combined Therapy Trial and terminate this Agreement upon written notice if it deems it necessary to protect the safety, health or welfare of subjects enrolled in any Combined Therapy Trial due to the existence of a Material Safety Issue. In the event of a termination due to a Material Safety Issue, prior to the terminating Party providing written notice, each Party’s safety committee shall, to the extent practicable, meet and discuss in good faith the safety concerns raised by the terminating Party and consider in good faith the input, questions and advice of the non-terminating Party, but should any dispute arise in such discussion, the dispute resolution processes set forth in Sections 2.7 or 13.3 shall not apply to such dispute and the terminating Party shall have the right to issue such notice and such suspension shall take effect without the Parties first following the procedures set forth in Sections 2.7 or 13.3 and the Agreement shall subsequently terminate once the Combined Therapy Trial has been wound down pursuant to Section 12.5.
(b)    If a Clinical Hold with respect to either the BMS Compound(s) or the Exelixis Compound should arise at any time after the Effective Date, the Parties will meet and discuss the basis for the Clinical Hold, how long the Clinical Hold is expected to last, and how they might address the issue that caused the clinical hold. If, after [ * ] of discussions following the Clinical Hold, a Party reasonably concludes that the issue is not solvable or that unacceptable and material additional costs/delays have been and/or will continue to be incurred in the conduct of the Combined Therapy Trial, then such Party may immediately terminate this Agreement.
12.5    Effect of Termination. Upon expiration or termination of this Agreement, (a) the licenses granted to each Party to conduct a Combined Therapy Trial in Sections 3.1 and 3.2 shall terminate, and (b) the Parties shall use reasonable efforts to wind down activities under this Agreement in a reasonable manner and avoid incurring any additional expenditures or non-cancellable obligations; provided that, in the case of termination pursuant to Section 12.4, the Conducting Party may continue to dose subjects enrolled in any then ongoing Combined Therapy Trial through completion of the applicable Protocol if dosing is required by the applicable Regulatory Authority(ies) and/or Applicable Law(s). Any such wind-down activities will include the return to a Party, or destruction, of all of such Party’s Compound provided to the other Party and not consumed in the Combined Therapy Trials. If applicable, upon termination of this Agreement, the Parties shall remain responsible pursuant to the terms of this Agreement for any expenses incurred that are associated with terminating any ongoing clinical trial work and/or result from such ongoing activities under this Agreement solely to the extent such activities are deemed necessary by the Conducting Party (after discussion at a meeting of the JDC) based on reasonable medical judgment to protect the health of subjects participating in any Combined Therapy Trial.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

12.6    Survival. The following Articles and Sections of this Agreement, all definitions relating thereto, and any other provisions of this Agreement that by their nature are intended to survive expiration or termination of this Agreement shall survive any expiration or termination of this Agreement for any reason: Section 2.1(b) (fifth sentence), Section 2.1(d) (last two sentences), Section 2.1(e) (last two sentences), Article 6 (“Intellectual Property”), Section 7.1 (“Combined Therapy Trial Expenses”), Section 7.2 (“Invoicing; Payment”), Section 7.4 (“Audit”), Section 8.1 (“Records”), Section 8.2 (“Ownership of Study Data”), Section 8.3 (“Use of Study Data”), Section 8.4 (“Access to Study Data”), Section 8.5 (“Samples”), Section 8.6, Section 8.7, Article 9 (“Confidentiality”); Article 10 (“Representations and Warranties”), Article 11 (“Indemnification”), Section 12.5 (“Effect of Termination”), Section 12.6 (“Survival”), Section 13.1 (“Entire Agreement”), Section 13.2 (“Governing Law”), Section 13.3 (“Dispute Resolution”), Section 13.4 (“Injunctive Relief”), Section 13.6 (“Notices”), Section 13.7 (“No Waiver, Modifications”), Section 13.8 (“No Strict Construction”), Section 13.9 (“Independent Contractor”), Section 13.10 (“Assignment; Licenses”), Section 13.11 (“Headings”), Section 13.13 (“Severability”), Section 13.15 (“No Benefit to Third Parties”), and Section 13.17 (“Construction”).
ARTICLE 13
MISCELLANEOUS
13.1    Entire Agreement. The Parties acknowledge that this Agreement shall govern all activities of the Parties with respect to the Combined Therapy Trials from the Effective Date forward. This Agreement, including the Exhibits hereto and together with the Protocols, the Supplement Agreement (as defined below in Section 13.16), Quality Agreement, Supply Agreement and Pharmacovigilance Agreement, sets forth the complete, final and exclusive agreement between the Parties concerning the subject matter hereof and supersedes all prior agreements and understandings between the Parties with respect to such subject matter. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties with respect to such subject matter other than as are set forth in this Agreement. All Exhibits attached hereto are incorporated herein as part of this Agreement.
13.2    Governing Law. This Agreement shall be governed and construed in accordance with the internal laws of the State of New York, USA, excluding any choice of law rules that may direct the application of the laws of another jurisdiction.
13.3    Dispute Resolution.
(a)    In the event of any dispute, controversy or claim arising out of, relating to or in connection with any provision of this Agreement (each a “Dispute”), other than a JDC Dispute or a Publication Dispute or a dispute as to whether a Material Safety Issue exists, the Parties shall refer such Dispute promptly to the Alliance Managers for resolution. If the Alliance Managers are unable to resolve such Dispute within [ * ] after a matter has been presented to them, then upon the request of either Party by written notice, the Parties shall refer such Dispute to the Executive Officers. This Agreement shall remain in effect during the pendency of any such dispute. In the event that

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

no resolution is made by them in good faith negotiations within [ * ] after such referral to them, such unresolved Dispute shall be referred to the [ * ] of Exelixis or his or her designee, and the [ * ] of BMS or his or her designee for attempted resolution by good faith negotiations within [ * ] after such referral is made. In the event such officers are unable to resolve such Dispute within such [ * ] period then, if such Dispute constitutes an Arbitration Matter, such Dispute shall be resolved through arbitration in accordance with the remainder of this Section 13.3; provided, however, that with respect to any such Dispute that relates to a matter described in Section 13.4, either Party shall have the right to seek an injunction or other equitable relief without waiting for the expiration of such [ * ] negotiation period, and with respect to any JDC Dispute or Publication Dispute, the specific dispute resolution processes contained in Sections 2.7 or 9.6(b), as applicable, will apply.
(b)    If a Dispute that constitutes an Arbitration Matter remains unresolved after escalation to the senior executives as described above, either Party may refer the matter to arbitration as described herein. Any arbitration under this Agreement shall be conducted under the auspices of the American Arbitration Association by a panel of three (3) arbitrators pursuant to that organization’s Commercial Arbitration Rules then in effect; provided, however, that the Parties hereby agree that the time schedule for the appointment of arbitrators and the time schedule for submission of the statement of defense shall follow the American Arbitration Association Arbitration Rules. The fees and expenses of the arbitrators shall be borne in equal shares by the Parties. Each Party shall bear the fees and expenses of its legal representation in the arbitration. The arbitral tribunal shall not reallocate either the fees and expenses of the arbitrators or of the Parties’ legal representation. The arbitration shall be held in New York, New York, USA, which shall be the seat of the arbitration. The language of the arbitration shall be English.
13.4    Injunctive Relief. Notwithstanding anything herein to the contrary, a Party may seek an injunction or other injunctive relief from any court of competent jurisdiction in order to prevent immediate and irreparable injury, loss or damage on a provisional basis. For the avoidance of doubt, if a Party (a) discloses Confidential Information of the other Party other than as permitted under Article 9, (b) uses (in the case of Exelixis) the BMS Compound(s) or BMS Technology or (in the case of BMS) the Exelixis Compound or Exelixis Technology in any manner other than as expressly permitted under this Agreement or (c) otherwise is in material breach of this Agreement and such material breach could cause immediate harm to the value of the Exelixis Compound (by BMS) or the BMS Compound(s) (by Exelixis), the other Party shall have the right to seek an injunction or other equitable relief precluding such Party from continuing its activities related to the Combined Therapy Trials without waiting for the conclusion of the dispute resolution procedures under Section 13.3.
13.5    Force Majeure. The Parties shall be excused from the performance of their obligations under this Agreement (other than the payment of monies owed to the other Party) to the extent that such performance is prevented by force majeure and the non-performing Party promptly provides notice of the prevention to each other Party. Such excuse shall be continued so long as the condition constituting force majeure continues and the nonperforming Party takes reasonable efforts to remove the condition. For purposes of this Agreement, force majeure shall mean acts of

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

God, strikes or other concerted acts of workers, civil disturbances, fires, earthquakes, acts of terrorism, floods, explosions, riots, war, rebellion, sabotage or failure or default of public utilities or common carriers or similar conditions beyond the control of the Parties.
13.6    Notices. Any notice required or permitted to be given under this Agreement shall be in writing, shall specifically refer to this Agreement and shall be deemed to have been sufficiently given for all purposes if such notice is timely and is: (a) mailed by first class certified or registered mail, postage prepaid, return receipt requested, (b) sent by express delivery service, or (c) personally delivered. Unless otherwise specified in writing, the mailing addresses of the Parties shall be as described below.

For Exelixis:	Exelixis, Inc.
Attn: EVP and General Counsel
210 East Grand Ave.
South San Francisco, CA 94080

With invoices to:	[ * ]

Or:     Exelixis, Inc.
Attn: AP Group
210 East Grand Ave.
South San Francisco, CA 94080

For BMS:	Bristol-Myers Squibb Company
Route 206 and Province Line Road
Princeton, NJ 08543-4000
Attention: VP, Business Development

With a copy to:     Bristol-Myers Squibb Company
Route 206 and Province Line Road
Princeton, NJ 08543-4000
Attention: VP & Assistant General Counsel, Licensing and Business Development

With invoices to:     Bristol-Myers Squibb Company
Route 206 and Province Line Road
Princeton, NJ 08543-4000
Attention: VP, R&D Finance

Any such communication shall be deemed to have been received when delivered. It is understood and agreed that this Section 13.6 is not intended to govern the day-to-day business communications

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

necessary between the Parties in performing their duties, in due course, under the terms of this Agreement.
13.7    No Waiver; Modifications. It is agreed that no waiver by a Party hereto of any breach or default of any of the covenants or agreements herein set forth shall be deemed a waiver as to any subsequent and/or similar breach or default. No amendment, modification, release or discharge shall be binding upon the Parties unless in writing and duly executed by authorized representatives of both Parties.
13.8    No Strict Construction. This Agreement has been prepared jointly and shall not be strictly construed against either Party. No presumption as to construction of this Agreement shall apply against either Party with respect to any ambiguity in the wording of any provision(s) of this Agreement irrespective of which Party may be deemed to have authored the ambiguous provision(s).
13.9    Independent Contractor. The Parties are independent contractors of each other, and the relationship between the Parties shall not constitute a partnership, joint venture or agency. Neither Party shall be the agent of the other or have any authority to act for, or on behalf of, the other Party in any matter.
13.10    Assignment; Licensees.
(a)    Assignment. No Party may assign or transfer this Agreement or any rights or obligations hereunder without the prior written consent of each other Party, except that a Party may make such an assignment without each other Party’s consent (a) to an Affiliate, (b) to a Third Party that merges with, consolidates with or acquires substantially all of the assets or voting control of the assigning Party or (c) to a Third Party that acquires all the rights to the Exelixis Compound, in the case of Exelixis, or the BMS Compound, in the case of BMS. Any assignment or attempted assignment by any Party in violation of the terms of this Section 13.10 shall be null and void and of no legal effect.
(b)    Licensees. If a Party grants a third party a license (other than a license solely to make a Product for a Party and other than any license rights granted to Ono for the Ono Territory and Ipsen for the Ipsen Territory and Takeda for the Takeda Territory) to develop and commercialize its Single Agent Compound(s) on a worldwide basis or in any geographic region and/or for all purposes or a limited field, (a “Licensee”), such Party will obtain the Licensee’s agreement to abide by the terms of this Agreement in the same manner as the licensor Party.
13.11    Headings. The captions to the several Sections and Articles hereof are not a part of this Agreement, but are included merely for convenience of reference only and shall not affect its meaning or interpretation.
13.12    Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one (1) and the

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

same instrument. This Agreement may be executed by facsimile or electronic (e.g., .pdf) signatures and such signatures shall be deemed to bind each Party hereto as if they were original signatures.
13.13    Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of a Party under this Agreement will not be materially and adversely affected thereby, (a) such provision shall be fully severable, (b) this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and reasonably acceptable to the Parties.
13.14    Further Assurance. Each Party shall duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such assignments, agreements, documents and instruments, as may be necessary or as the other Party may reasonably request in order to perfect any license, assignment or other transfer or any properties or rights under, or pursuant, to this Agreement.
13.15    No Benefit to Third Parties. The representations, warranties and agreements set forth in this Agreement are for the sole benefit of the Parties and their successors and permitted assigns, and they shall not be construed as conferring any rights on any other parties.
13.16    Supplement Agreement. BMS, Exelixis and Ipsen shall execute the Supplement to the Clinical Trial Collaboration Agreement (the “Supplement Agreement”) concurrently with the execution of this Agreement by BMS and Exelixis, and if the Supplement Agreement is not so executed concurrently with this Agreement, this Agreement shall be null and void and of no force or effect.
13.17    Construction.
(a)    General. Except as otherwise explicitly specified to the contrary, (a) references to a Section, Article or Exhibit means a Section or Article of, or Exhibit to, this Agreement and all subsections thereof, unless another agreement is specified; (b) references to a particular statute or regulation include all rules and regulations promulgated thereunder and any successor statute, rules or regulations then in effect, in each case including the then-current amendments thereto; (c) words in the singular or plural form include the plural and singular form, respectively; (d) the terms “including,” “include(s),” “such as,” and “for example” used in this Agreement mean including the generality of any description preceding such term and will be deemed to be followed by “without limitation”; and (e) the words “hereof,” “herein,” “hereunder,” “hereby” and derivative or similar words refer to this Agreement. No presumption as to construction of this Agreement shall apply against either Party with respect to any ambiguity in the wording of any provision(s) of

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

this Agreement irrespective of which Party may be deemed to have authored the ambiguous provision(s).
(b)    No Response. Where a provision of this Agreement provides for a Party to respond within a designated period following written notice from the other Party (e.g., Sections 5.1(a)(vi) and 5.1(b)(v), and if such Party fails to respond, then the failure to respond shall not be deemed to create or imply: (i) that the non-responding Party agrees or disagrees with the proposed action to be taken by the other Party, (ii) any amendment, change or waiver of the terms of this Agreement, or (iii) any consent that an action proposed to be taken may be taken if it conflicts with the terms of this Agreement and/or waiver of any rights it may have to seek remedies at law or in equity for breach of this Agreement as a result of the action taken.

Signature page follows

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the Parties hereto, intending to be legally bound hereby, have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

Exelixis, Inc.	Bristol-Myers Squibb Company
By: /s/ Gisela M. Schwab	By: /s/ Fouad Namouni
Name: Gisela M. Schwab, M.D.	Name: Fouad Namouni, M.D.
Title: President, Product Development and Medial Affairs, CMO	Title: Head of Oncology Development

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit Index
Attached:
Exhibit A:    Combined Therapy Studies Expected to be Conducted (as of Effective Date)
Exhibit B:    Clinical Protocol Synopsis for Initial Trial for Renal Cell Carcinoma
Exhibit C:    Clinical Protocol Synopsis for Initial Trial for Hepatocellular Carcinoma
Exhibit D:    Press Release

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit Index
Attached:
Exhibit A:    Combined Therapy Studies Expected to be Conducted (as of Effective Date)
Exhibit B:    Clinical Protocol Synopsis for Initial Trial for Renal Cell Carcinoma
Exhibit C:    Clinical Protocol Synopsis for Initial Trial for Hepatocellular Carcinoma
Exhibit D:    Press Release

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT A
Combined Therapy Studies Expected to be Conducted (as of Effective Date)
[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT B
CLINICAL PROTOCOL SYNOPSIS FOR INITIAL TRIAL FOR RENAL CELL CARCINOMA
{Deleted content comprises approximately 5 pages}

[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT C
CLINICAL PROTOCOL SYNOPSIS OF INITIAL TRIAL FOR HEPATOCELLUALR CARCINOMA
{Redacted content comprises approximately 2 pages}
[ * ]

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PRESS RELEASE

EXELIXIS AND BRISTOL-MYERS SQUIBB ENTER CLINICAL COLLABORATION FOR LATE-STAGE COMBINATION TRIAL IN FIRST-LINE RENAL CELL CARCINOMA

Companies intend to initiate pivotal trial evaluating CABOMETYX™ (cabozantinib) with Opdivo® (nivolumab) alone or in combination with Yervoy® (ipilimumab) in first-line renal cell carcinoma
Planning additional studies in bladder cancer and hepatocellular carcinoma

SOUTH SAN FRANCISCO, Calif. and NEW YORK -- DATE, 2017 -- Exelixis, Inc. (Nasdaq:EXEL) and Bristol-Myers Squibb Company (NYSE:BMY) today announced the companies have entered into a clinical development collaboration to evaluate CABOMETYX™ (cabozantinib), Exelixis’ small molecule inhibitor of receptor tyrosine kinases, with Opdivo® (nivolumab), Bristol-Myers Squibb’s PD-1 immune checkpoint inhibitor, either alone or in combination with Yervoy® (ipilimumab). The clinical development program, which will be co-funded by the companies, is expected to include a phase 3 pivotal trial in first-line renal cell carcinoma, with additional trials planned in bladder cancer, hepatocellular carcinoma (HCC), and potentially other tumor types.

“The safety and efficacy data from the phase 1 clinical trial evaluating CABOMETYX in combination with Opdivo are consistent with the preclinical scientific rationale for combining these two therapeutic modalities,” said Michael M. Morrissey, Ph.D., President and Chief Executive Officer of Exelixis. “This clinical development collaboration will provide the resources and collaborative framework to fully evaluate the potential for this combination, with and without Yervoy, in both late-stage pivotal and exploratory trials in a variety of forms of cancer. We look forward to working with Bristol-Myers Squibb to further understand the role these combination therapies may play in helping patients on a global basis.”

“Combining our Immuno-Oncology portfolio with promising agents which target different and complementary pathways is a key component of our strategy to improve treatment outcomes for patients,” said Fouad Namouni, M.D., Head of Development, Oncology, Bristol-Myers Squibb. “We look forward to working with Exelixis, bringing together our knowledge and experience in oncology, to evaluate the potential clinical value of combining these therapies to treat multiple tumors.”

The clinical development collaboration builds upon previously published preclinical and clinical data that provide a scientific rationale for combining CABOMETYX with immunotherapies, including phase 1 data of CABOMETYX in combination with Opdivo in patients with previously treated genitourinary tumors that were presented at the European Society for Medical Oncology (ESMO) 2016 Congress.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Updated results from this part of the study as well as results from a second part evaluating the combination of CABOMETYX, Opdivo and Yervoy were presented at the American Society of Clinical Oncology 2017 Genitourinary Cancers Symposium during the poster discussion session (Abstract #293) on February 17 at the 2017 Genitourinary Cancers Symposium, which is being held in Orlando, Florida, February 16 – 18, 2017.

CABOMETYX and Opdivo have both received approval in the United States and European Union for specific uses in previously treated renal cell carcinoma, and both compounds are the subject of ongoing, global phase 3 pivotal trials in hepatocellular carcinoma. Opdivo is approved in the United States for previously treated bladder cancer.

About Exelixis’ Collaboration with Ipsen

On February 29, 2016, Exelixis and Ipsen jointly announced an exclusive licensing agreement for the commercialization and further development of cabozantinib indications outside of the United States, Canada and Japan. On December 21, 2016, this agreement was amended to include commercialization rights for Ipsen in Canada. Ipsen, Exelixis’ global partner for cabozantinib in all geographies outside the United States and Japan, has opted in to participate in the phase 3 pivotal trial in first-line renal cell carcinoma and will have access to the results to support potential future regulatory submissions. They may also participate in future studies at their choosing.

About Exelixis’ Collaboration with Takeda

On January 30, 2017, Exelixis and Takeda jointly announced an exclusive licensing agreement for the commercialization and further development of cabozantinib indications in Japan. Takeda may also participate in these and future studies and have access to the results to support potential future regulatory submissions in their territories, if they opt into their funding obligations under the respective collaboration agreements.

Exelixis holds the exclusive rights to develop and commercialize cabozantinib in the United States.

About CABOMETYX™ (cabozantinib)

CABOMETYX is the tablet formulation of cabozantinib. Its targets include MET, AXL and VEGFR-1, -2 and -3. In preclinical models, cabozantinib has been shown to inhibit the activity of these receptors, which are involved in normal cellular function and pathologic processes such as tumor angiogenesis, invasiveness, metastasis and drug resistance.

CABOMETYX is available in 20 mg, 40 mg or 60 mg doses. The recommended dose is 60 mg orally, once daily.

On April 25, 2016, the FDA approved CABOMETYX tablets for the treatment of patients with advanced renal cell carcinoma who have received prior anti-angiogenic therapy. On September 9, 2016, the European Commission approved CABOMETYX tablets for the treatment of advanced renal cell carcinoma in adults who have received prior vascular endothelial growth factor (VEGF)-targeted therapy in the European Union, Norway and Iceland.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

About the Opdivo Clinical Development Program
Bristol-Myers Squibb’s global development program founded on scientific expertise in the field of Immuno-Oncology includes a broad range of clinical trials studying Opdivo, across all phases, including Phase 3, in a variety of tumor types. To date, the Opdivo clinical development program has enrolled more than 25,000 patients.
About the Bristol-Myers Squibb and Ono Pharmaceutical Collaboration
In 2011, through a collaboration agreement with Ono Pharmaceutical Co., Bristol-Myers Squibb expanded its territorial rights to develop and commercialize Opdivo globally except in Japan, South Korea and Taiwan, where Ono had retained all rights to the compound at the time. On July 2014, Ono and Bristol-Myers Squibb further expanded the companies’ strategic collaboration agreement to jointly develop and commercialize multiple immunotherapies – as single agents and combination regimens – for patients with cancer in Japan, South Korea and Taiwan.
CABOMETYX U.S. Important Safety Information
Hemorrhage: Severe hemorrhage occurred with CABOMETYX. The incidence of Grade ≥3 hemorrhagic events was 2.1% in CABOMETYX-treated patients and 1.6% in everolimus-treated patients. Fatal hemorrhages also occurred in the cabozantinib clinical program. Do not administer CABOMETYX to patients that have or are at risk for severe hemorrhage.
Gastrointestinal (GI) Perforations and Fistulas: Fistulas were reported in 1.2% (including 0.6% anal fistula) of CABOMETYX-treated patients and 0% of everolimus-treated patients. GI perforations were reported in 0.9% of CABOMETYX-treated patients and 0.6% of everolimus-treated patients. Fatal perforations occurred in the cabozantinib clinical program. Monitor patients for symptoms of fistulas and perforations. Discontinue CABOMETYX in patients who experience a fistula that cannot be appropriately managed or a GI perforation.
Thrombotic Events: CABOMETYX treatment results in an increased incidence of thrombotic events. Venous thromboembolism was reported in 7.3% of CABOMETYX-treated patients and 2.5% of everolimus-treated patients. Pulmonary embolism occurred in 3.9% of CABOMETYX-treated patients and 0.3% of everolimus-treated patients. Events of arterial thromboembolism were reported in 0.9% of CABOMETYX-treated patients and 0.3% of everolimus-treated patients. Fatal thrombotic events occurred in the cabozantinib clinical program. Discontinue CABOMETYX in patients who develop an acute myocardial infarction or any other arterial thromboembolic complication.
Hypertension and Hypertensive Crisis: CABOMETYX treatment results in an increased incidence of treatment-emergent hypertension. Hypertension was reported in 37% (15% Grade ≥3) of CABOMETYX-treated patients and 7.1% (3.1% Grade ≥3) of everolimus-treated patients. Monitor blood pressure prior to initiation and regularly during CABOMETYX treatment. Withhold CABOMETYX for hypertension that is not adequately controlled with medical management; when controlled, resume CABOMETYX at a reduced dose. Discontinue CABOMETYX for severe hypertension that cannot be controlled with anti-hypertensive therapy. Discontinue CABOMETYX if there is evidence of hypertensive crisis or severe hypertension despite optimal medical management.
Diarrhea: Diarrhea occurred in 74% of patients treated with CABOMETYX and in 28% of patients treated with everolimus. Grade 3 diarrhea occurred in 11% of CABOMETYX-treated patients and in 2% of everolimus-treated patients. Withhold CABOMETYX in patients who develop intolerable Grade 2 diarrhea

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

or Grade 3-4 diarrhea that cannot be managed with standard antidiarrheal treatments until improvement to Grade 1; resume CABOMETYX at a reduced dose. Dose modification due to diarrhea occurred in 26% of patients.
Palmar-Plantar Erythrodysesthesia Syndrome (PPES): Palmar-plantar erythrodysesthesia syndrome (PPES) occurred in 42% of patients treated with CABOMETYX and in 6% of patients treated with everolimus. Grade 3 PPES occurred in 8.2% of CABOMETYX-treated patients and in <1% of everolimus-treated patients. Withhold CABOMETYX in patients who develop intolerable Grade 2 PPES or Grade 3 PPES until improvement to Grade 1; resume CABOMETYX at a reduced dose. Dose modification due to PPES occurred in 16% of patients.
Reversible Posterior Leukoencephalopathy Syndrome (RPLS): RPLS, a syndrome of subcortical vasogenic edema diagnosed by characteristic finding on MRI, occurred in the cabozantinib clinical program. Perform an evaluation for RPLS in any patient presenting with seizures, headache, visual disturbances, confusion, or altered mental function. Discontinue CABOMETYX in patients who develop RPLS.
Embryo-fetal Toxicity: CABOMETYX can cause fetal harm when administered to a pregnant woman. Advise pregnant women of the potential risk to a fetus. Advise females of reproductive potential to use effective contraception during treatment with CABOMETYX and for 4 months after the last dose.
Adverse Reactions: The most commonly reported (≥25%) adverse reactions are: diarrhea, fatigue, nausea, decreased appetite, PPES, hypertension, vomiting, weight decreased, and constipation.
Drug Interactions: Strong CYP3A4 inhibitors and inducers: Reduce the dosage of CABOMETYX if concomitant use with strong CYP3A4 inhibitors cannot be avoided. Increase the dosage of CABOMETYX if concomitant use with strong CYP3A4 inducers cannot be avoided.
Lactation: Advise a lactating woman not to breastfeed during treatment with CABOMETYX and for 4 months after the final dose.
Reproductive Potential: Contraception―Advise females of reproductive potential to use effective contraception during treatment with CABOMETYX and for 4 months after the final dose. Infertility ―CABOMETYX may impair fertility in females and males of reproductive potential.
Hepatic Impairment: Reduce the CABOMETYX dose in patients with mild (Child-Pugh score [C-P] A) or moderate (C-P B) hepatic impairment. CABOMETYX is not recommended for use in patients with severe hepatic impairment.
Please see full Prescribing Information at https://cabometyx.com/downloads/cabometyxuspi.pdf.

OPDIVO AND YERVOY INDICATIONS & IMPORTANT SAFETY INFORMATION
INDICATIONS
OPDIVO® (nivolumab) as a single agent is indicated for the treatment of patients with BRAF V600 mutation-positive unresectable or metastatic melanoma. This indication is approved under accelerated approval based on progression-free survival. Continued approval for this indication may be contingent upon verification and description of clinical benefit in the confirmatory trials.
OPDIVO® (nivolumab) as a single agent is indicated for the treatment of patients with BRAF V600 wild-type unresectable or metastatic melanoma.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

OPDIVO® (nivolumab), in combination with YERVOY® (ipilimumab), is indicated for the treatment of patients with unresectable or metastatic melanoma. This indication is approved under accelerated approval based on progression-free survival. Continued approval for this indication may be contingent upon verification and description of clinical benefit in the confirmatory trials.
OPDIVO® (nivolumab) is indicated for the treatment of patients with metastatic non-small cell lung cancer (NSCLC) with progression on or after platinum-based chemotherapy. Patients with EGFR or ALK genomic tumor aberrations should have disease progression on FDA-approved therapy for these aberrations prior to receiving OPDIVO.
OPDIVO® (nivolumab) is indicated for the treatment of patients with advanced renal cell carcinoma (RCC) who have received prior anti-angiogenic therapy.
OPDIVO® (nivolumab) is indicated for the treatment of patients with classical Hodgkin lymphoma (cHL) that has relapsed or progressed after autologous hematopoietic stem cell transplantation (HSCT) and post-transplantation brentuximab vedotin. This indication is approved under accelerated approval based on overall response rate. Continued approval for this indication may be contingent upon verification and description of clinical benefit in confirmatory trials.
OPDIVO® (nivolumab) is indicated for the treatment of patients with recurrent or metastatic squamous cell carcinoma of the head and neck (SCCHN) with disease progression on or after platinum-based therapy.
OPDIVO® (nivolumab) is indicated for the treatment of patients with locally advanced or metastatic urothelial carcinoma who have disease progression during or following platinum-containing chemotherapy or have disease progression within 12 months of neoadjuvant or adjuvant treatment with platinum-containing chemotherapy. This indication is approved under accelerated approval based on tumor response rate and duration of response. Continued approval for this indication may be contingent upon verification and description of clinical benefit in confirmatory trials.
IMPORTANT SAFETY INFORMATION
WARNING: IMMUNE-MEDIATED ADVERSE REACTIONS
YERVOY can result in severe and fatal immune-mediated adverse reactions. These immune-mediated reactions may involve any organ system; however, the most common severe immune-mediated adverse reactions are enterocolitis, hepatitis, dermatitis (including toxic epidermal necrolysis), neuropathy, and endocrinopathy. The majority of these immune-mediated reactions initially manifested during treatment; however, a minority occurred weeks to months after discontinuation of YERVOY.
Assess patients for signs and symptoms of enterocolitis, dermatitis, neuropathy, and endocrinopathy and evaluate clinical chemistries including liver function tests (LFTs), adrenocorticotropic hormone (ACTH) level, and thyroid function tests at baseline and before each dose.
Permanently discontinue YERVOY and initiate systemic high-dose corticosteroid therapy for severe immune-mediated reactions.
Immune-Mediated Pneumonitis
OPDIVO can cause immune-mediated pneumonitis. Fatal cases have been reported. Monitor patients for signs with radiographic imaging and for symptoms of pneumonitis. Administer corticosteroids for Grade 2 or more severe pneumonitis. Permanently discontinue for Grade 3 or 4 and withhold until resolution for

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Grade 2. In patients receiving OPDIVO monotherapy, fatal cases of immune-mediated pneumonitis have occurred. Immune-mediated pneumonitis occurred in 3.1% (61/1994) of patients. In patients receiving OPDIVO with YERVOY, immune-mediated pneumonitis occurred in 6% (25/407) of patients.
In Checkmate 205 and 039, pneumonitis, including interstitial lung disease, occurred in 4.9% (13/263) of patients receiving OPDIVO. Immune-mediated pneumonitis occurred in 3.4% (9/263) of patients receiving OPDIVO: Grade 3 (n=1) and Grade 2 (n=8).
Immune-Mediated Colitis
OPDIVO can cause immune-mediated colitis. Monitor patients for signs and symptoms of colitis. Administer corticosteroids for Grade 2 (of more than 5 days duration), 3, or 4 colitis. Withhold OPDIVO monotherapy for Grade 2 or 3 and permanently discontinue for Grade 4 or recurrent colitis upon re-initiation of OPDIVO. When administered with YERVOY, withhold OPDIVO and YERVOY for Grade 2 and permanently discontinue for Grade 3 or 4 or recurrent colitis. In patients receiving OPDIVO monotherapy, immune-mediated colitis occurred in 2.9% (58/1994) of patients. In patients receiving OPDIVO with YERVOY, immune-mediated colitis occurred in 26% (107/407) of patients including three fatal cases.
In a separate Phase 3 study of YERVOY 3 mg/kg, severe, life-threatening, or fatal (diarrhea of ≥7 stools above baseline, fever, ileus, peritoneal signs; Grade 3-5) immune-mediated enterocolitis occurred in 34 (7%) patients. Across all YERVOY-treated patients in that study (n=511), 5 (1%) developed intestinal perforation, 4 (0.8%) died as a result of complications, and 26 (5%) were hospitalized for severe enterocolitis.
Immune-Mediated Hepatitis
OPDIVO can cause immune-mediated hepatitis. Monitor patients for abnormal liver tests prior to and periodically during treatment. Administer corticosteroids for Grade 2 or greater transaminase elevations. Withhold for Grade 2 and permanently discontinue for Grade 3 or 4 immune-mediated hepatitis. In patients receiving OPDIVO monotherapy, immune-mediated hepatitis occurred in 1.8% (35/1994) of patients. In patients receiving OPDIVO with YERVOY, immune-mediated hepatitis occurred in 13% (51/407) of patients.
In a separate Phase 3 study of YERVOY 3 mg/kg, severe, life-threatening, or fatal hepatotoxicity (AST or ALT elevations >5x the ULN or total bilirubin elevations >3x the ULN; Grade 3-5) occurred in 8 (2%) patients, with fatal hepatic failure in 0.2% and hospitalization in 0.4%.
Immune-Mediated Neuropathies
In a separate Phase 3 study of YERVOY 3 mg/kg, 1 case of fatal Guillain-Barré syndrome and 1 case of severe (Grade 3) peripheral motor neuropathy were reported.
Immune-Mediated Endocrinopathies
OPDIVO can cause immune-mediated hypophysitis, immune-mediated adrenal insufficiency, autoimmune thyroid disorders, and Type 1 diabetes mellitus. Monitor patients for signs and symptoms of hypophysitis, signs and symptoms of adrenal insufficiency, thyroid function prior to and periodically during treatment, and hyperglycemia. Administer hormone replacement as clinically indicated and corticosteroids for Grade 2 or greater hypophysitis. Withhold for Grade 2 or 3 and permanently discontinue for Grade 4 hypophysitis. Administer corticosteroids for Grade 3 or 4 adrenal insufficiency. Withhold for Grade 2 and permanently discontinue for Grade 3 or 4 adrenal insufficiency. Administer hormone-replacement therapy for hypothyroidism. Initiate medical management for control of

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

hyperthyroidism. Withhold OPDIVO for Grade 3 and permanently discontinue for Grade 4 hyperglycemia.
In patients receiving OPDIVO monotherapy, hypophysitis occurred in 0.6% (12/1994) of patients. In patients receiving OPDIVO with YERVOY, hypophysitis occurred in 9% (36/407) of patients. In patients receiving OPDIVO monotherapy, adrenal insufficiency occurred in 1% (20/1994) of patients. In patients receiving OPDIVO with YERVOY, adrenal insufficiency occurred in 5% (21/407) of patients. In patients receiving OPDIVO monotherapy, hypothyroidism or thyroiditis resulting in hypothyroidism occurred in 9% (171/1994) of patients. Hyperthyroidism occurred in 2.7% (54/1994) of patients receiving OPDIVO monotherapy. In patients receiving OPDIVO with YERVOY, hypothyroidism or thyroiditis resulting in hypothyroidism occurred in 22% (89/407) of patients. Hyperthyroidism occurred in 8% (34/407) of patients receiving OPDIVO with YERVOY. In patients receiving OPDIVO monotherapy, diabetes occurred in 0.9% (17/1994) of patients. In patients receiving OPDIVO with YERVOY, diabetes occurred in 1.5% (6/407) of patients.
In a separate Phase 3 study of YERVOY 3 mg/kg, severe to life-threatening immune-mediated endocrinopathies (requiring hospitalization, urgent medical intervention, or interfering with activities of daily living; Grade 3-4) occurred in 9 (1.8%) patients. All 9 patients had hypopituitarism, and some had additional concomitant endocrinopathies such as adrenal insufficiency, hypogonadism, and hypothyroidism. 6 of the 9 patients were hospitalized for severe endocrinopathies.
Immune-Mediated Nephritis and Renal Dysfunction
OPDIVO can cause immune-mediated nephritis. Monitor patients for elevated serum creatinine prior to and periodically during treatment. Administer corticosteroids for Grades 2-4 increased serum creatinine. Withhold OPDIVO for Grade 2 or 3 and permanently discontinue for Grade 4 increased serum creatinine. In patients receiving OPDIVO monotherapy, immune-mediated nephritis and renal dysfunction occurred in 1.2% (23/1994) of patients. In patients receiving OPDIVO with YERVOY, immune-mediated nephritis and renal dysfunction occurred in 2.2% (9/407) of patients.
Immune-Mediated Skin Adverse Reactions and Dermatitis
OPDIVO can cause immune-mediated rash, including Stevens-Johnson syndrome (SJS) and toxic epidermal necrolysis (TEN), some cases with fatal outcome. Administer corticosteroids for Grade 3 or 4 rash. Withhold for Grade 3 and permanently discontinue for Grade 4 rash. For symptoms or signs of SJS or TEN, withhold OPDIVO and refer the patient for specialized care for assessment and treatment; if confirmed, permanently discontinue. In patients receiving OPDIVO monotherapy, immune-mediated rash occurred in 9% (171/1994) of patients. In patients receiving OPDIVO with YERVOY, immune-mediated rash occurred in 22.6% (92/407) of patients.
In a separate Phase 3 study of YERVOY 3 mg/kg, severe, life-threatening, or fatal immune-mediated dermatitis (eg, Stevens-Johnson syndrome, toxic epidermal necrolysis, or rash complicated by full thickness dermal ulceration, or necrotic, bullous, or hemorrhagic manifestations; Grade 3-5) occurred in 13 (2.5%) patients. 1 (0.2%) patient died as a result of toxic epidermal necrolysis. 1 additional patient required hospitalization for severe dermatitis.
Immune-Mediated Encephalitis
OPDIVO can cause immune-mediated encephalitis. Evaluation of patients with neurologic symptoms may include, but not be limited to, consultation with a neurologist, brain MRI, and lumbar puncture. Withhold OPDIVO in patients with new-onset moderate to severe neurologic signs or symptoms and evaluate to rule out other causes. If other etiologies are ruled out, administer corticosteroids and

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permanently discontinue OPDIVO for immune-mediated encephalitis. In patients receiving OPDIVO monotherapy, encephalitis occurred in 0.2% (3/1994) of patients. Fatal limbic encephalitis occurred in one patient after 7.2 months of exposure despite discontinuation of OPDIVO and administration of corticosteroids. Encephalitis occurred in one patient receiving OPDIVO with YERVOY (0.2%) after 1.7 months of exposure.
Other Immune-Mediated Adverse Reactions
Based on the severity of adverse reaction, permanently discontinue or withhold treatment, administer high-dose corticosteroids, and, if appropriate, initiate hormone-replacement therapy. Across clinical trials of OPDIVO the following clinically significant immune-mediated adverse reactions occurred in <1.0% of patients receiving OPDIVO: uveitis, iritis, pancreatitis, facial and abducens nerve paresis, demyelination, polymyalgia rheumatica, autoimmune neuropathy, Guillain-Barré syndrome, hypopituitarism, systemic inflammatory response syndrome, gastritis, duodenitis, sarcoidosis, histiocytic necrotizing lymphadenitis (Kikuchi lymphadenitis), myositis, myocarditis, rhabdomyolysis, motor dysfunction, vasculitis, and myasthenic syndrome.
Infusion Reactions
OPDIVO can cause severe infusion reactions, which have been reported in <1.0% of patients in clinical trials. Discontinue OPDIVO in patients with Grade 3 or 4 infusion reactions. Interrupt or slow the rate of infusion in patients with Grade 1 or 2. In patients receiving OPDIVO monotherapy, infusion-related reactions occurred in 6.4% (127/1994) of patients. In patients receiving OPDIVO with YERVOY, infusion-related reactions occurred in 2.5% (10/407) of patients.
Complications of Allogeneic HSCT after OPDIVO
Complications, including fatal events, occurred in patients who received allogeneic HSCT after OPDIVO. Outcomes were evaluated in 17 patients from Checkmate 205 and 039, who underwent allogeneic HSCT after discontinuing OPDIVO (15 with reduced-intensity conditioning, 2 with myeloablative conditioning). Thirty-five percent (6/17) of patients died from complications of allogeneic HSCT after OPDIVO. Five deaths occurred in the setting of severe or refractory GVHD. Grade 3 or higher acute GVHD was reported in 29% (5/17) of patients. Hyperacute GVHD was reported in 20% (n=2) of patients. A steroid-requiring febrile syndrome, without an identified infectious cause, was reported in 35% (n=6) of patients. Two cases of encephalitis were reported: Grade 3 (n=1) lymphocytic encephalitis without an identified infectious cause, and Grade 3 (n=1) suspected viral encephalitis. Hepatic veno-occlusive disease (VOD) occurred in one patient, who received reduced-intensity conditioned allogeneic HSCT and died of GVHD and multi-organ failure. Other cases of hepatic VOD after reduced-intensity conditioned allogeneic HSCT have also been reported in patients with lymphoma who received a PD-1 receptor blocking antibody before transplantation. Cases of fatal hyperacute GVHD have also been reported. These complications may occur despite intervening therapy between PD-1 blockade and allogeneic HSCT.
Follow patients closely for early evidence of transplant-related complications such as hyperacute GVHD, severe (Grade 3 to 4) acute GVHD, steroid-requiring febrile syndrome, hepatic VOD, and other immune-mediated adverse reactions, and intervene promptly.
Embryo-Fetal Toxicity
Based on their mechanisms of action, OPDIVO and YERVOY can cause fetal harm when administered to a pregnant woman. Advise pregnant women of the potential risk to a fetus. Advise females of reproductive potential to use effective contraception during treatment with an OPDIVO- or YERVOY- containing regimen and for at least 5 months after the last dose of OPDIVO.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Lactation
It is not known whether OPDIVO or YERVOY is present in human milk. Because many drugs, including antibodies, are excreted in human milk and because of the potential for serious adverse reactions in nursing infants from an OPDIVO-containing regimen, advise women to discontinue breastfeeding during treatment. Advise women to discontinue nursing during treatment with YERVOY and for 3 months following the final dose.
Serious Adverse Reactions
In Checkmate 037, serious adverse reactions occurred in 41% of patients receiving OPDIVO (n=268). Grade 3 and 4 adverse reactions occurred in 42% of patients receiving OPDIVO . The most frequent Grade 3 and 4 adverse drug reactions reported in 2% to <5% of patients receiving OPDIVO were abdominal pain, hyponatremia, increased aspartate aminotransferase, and increased lipase. In Checkmate 066, serious adverse reactions occurred in 36% of patients receiving OPDIVO (n=206). Grade 3 and 4 adverse reactions occurred in 41% of patients receiving OPDIVO. The most frequent Grade 3 and 4 adverse reactions reported in ≥2% of patients receiving OPDIVO were gamma-glutamyltransferase increase (3.9%) and diarrhea (3.4%). In Checkmate 067, serious adverse reactions (73% and 37%), adverse reactions leading to permanent discontinuation (43% and 14%) or to dosing delays (55% and 28%), and Grade 3 or 4 adverse reactions (72% and 44%) all occurred more frequently in the OPDIVO plus YERVOY arm (n=313) relative to the OPDIVO arm (n=313). The most frequent (≥10%) serious adverse reactions in the OPDIVO plus YERVOY arm and the OPDIVO arm, respectively, were diarrhea (13% and 2.6%), colitis (10% and 1.6%), and pyrexia (10% and 0.6%). In Checkmate 017 and 057, serious adverse reactions occurred in 46% of patients receiving OPDIVO (n=418). The most frequent serious adverse reactions reported in at least 2% of patients receiving OPDIVO were pneumonia, pulmonary embolism, dyspnea, pyrexia, pleural effusion, pneumonitis, and respiratory failure. In Checkmate 025, serious adverse reactions occurred in 47% of patients receiving OPDIVO (n=406). The most frequent serious adverse reactions reported in ≥2% of patients were acute kidney injury, pleural effusion, pneumonia, diarrhea, and hypercalcemia. In Checkmate 205 and 039, among all patients (safety population [n=263]), adverse reactions leading to discontinuation (4.2%) or to dosing delays (23%) occurred. The most frequent serious adverse reactions reported in ≥1% of patients were infusion-related reaction, pneumonia, pleural effusion, pyrexia, rash and pneumonitis. Ten patients died from causes other than disease progression, including 6 who died from complications of allogeneic HSCT. Serious adverse reactions occurred in 21% of patients in the safety population (n=263) and 27% of patients in the subset of patients evaluated for efficacy (efficacy population [n=95]). In Checkmate 141, serious adverse reactions occurred in 49% of patients receiving OPDIVO. The most frequent serious adverse reactions reported in at least 2% of patients receiving OPDIVO were pneumonia, dyspnea, respiratory failure, respiratory tract infections, and sepsis. In Checkmate 275, serious adverse reactions occurred in 54% of patients receiving OPDIVO (n=270). The most frequent serious adverse reactions reported in at least 2% of patients receiving OPDIVO were urinary tract infection, sepsis, diarrhea, small intestine obstruction, and general physical health deterioration.
Common Adverse Reactions
In Checkmate 037, the most common adverse reaction (≥20%) reported with OPDIVO (n=268) was rash (21%). In Checkmate 066, the most common adverse reactions (≥20%) reported with OPDIVO (n=206) vs dacarbazine (n=205) were fatigue (49% vs 39%), musculoskeletal pain (32% vs 25%), rash (28% vs 12%), and pruritus (23% vs 12%). In Checkmate 067, the most common (≥20%) adverse reactions in the OPDIVO plus YERVOY arm (n=313) were fatigue (59%), rash (53%), diarrhea (52%), nausea (40%),

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

pyrexia (37%), vomiting (28%), and dyspnea (20%). The most common (≥20%) adverse reactions in the OPDIVO (n=313) arm were fatigue (53%), rash (40%), diarrhea (31%), and nausea (28%). In Checkmate 017 and 057, the most common adverse reactions (≥20%) in patients receiving OPDIVO (n=418) were fatigue, musculoskeletal pain, cough, dyspnea, and decreased appetite. In Checkmate 025, the most common adverse reactions (≥20%) reported in patients receiving OPDIVO (n=406) vs everolimus (n=397) were asthenic conditions (56% vs 57%), cough (34% vs 38%), nausea (28% vs 29%), rash (28% vs 36%), dyspnea (27% vs 31%), diarrhea (25% vs 32%), constipation (23% vs 18%), decreased appetite (23% vs 30%), back pain (21% vs 16%), and arthralgia (20% vs 14%). In Checkmate 205 and 039, among all patients (safety population [n=263]) and the subset of patients in the efficacy population (n=95), respectively, the most common adverse reactions (≥20%) were fatigue (32% and 43%), upper respiratory tract infection (28% and 48%), pyrexia (24% and 35%), diarrhea (23% and 30%), and cough (22% and 35%). In the subset of patients in the efficacy population (n=95), the most common adverse reactions also included rash (31%), musculoskeletal pain (27%), pruritus (25%), nausea (23%), arthralgia (21%), and peripheral neuropathy (21%). In Checkmate 141, the most common adverse reactions (≥10%) in patients receiving OPDIVO were cough and dyspnea at a higher incidence than investigator’s choice. In Checkmate 275, the most common adverse reactions (≥ 20%) reported in patients receiving OPDIVO (n=270) were fatigue (46%), musculoskeletal pain (30%), nausea (22%), and decreased appetite (22%).
In a separate Phase 3 study of YERVOY 3 mg/kg, the most common adverse reactions (≥5%) in patients who received YERVOY at 3 mg/kg were fatigue (41%), diarrhea (32%), pruritus (31%), rash (29%), and colitis (8%).
Checkmate Trials and Patient Populations
Checkmate 067 - advanced melanoma alone or in combination with YERVOY; Checkmate 037 and 066 - advanced melanoma; Checkmate 017 - squamous non-small cell lung cancer (NSCLC); Checkmate 057 - non-squamous NSCLC; Checkmate 025 - renal cell carcinoma; Checkmate 205/039 - classical Hodgkin lymphoma; Checkmate 141 – squamous cell carcinoma of the head and neck; Checkmate 275 - urothelial carcinoma.
Please see U.S. Full Prescribing Information for OPDIVO and YERVOY, including Boxed WARNING regarding immune-mediated adverse reactions for YERVOY.

About Exelixis

Exelixis, Inc. (Nasdaq:EXEL) is a biopharmaceutical company committed to the discovery, development and commercialization of new medicines with the potential to improve care and outcomes for people with cancer. Since its founding in 1994, three products discovered at Exelixis have progressed through clinical development to receive regulatory approval. Currently, Exelixis is focused on advancing cabozantinib, an inhibitor of multiple tyrosine kinases including MET, AXL and VEGF receptors, which has shown clinical anti-tumor activity in more than 20 forms of cancer and is the subject of a broad clinical development program. Two separate formulations of cabozantinib have received regulatory approval to treat certain forms of kidney and thyroid cancer and are marketed for those purposes as CABOMETYX™ tablets (U.S. and EU) and COMETRIQ® capsules (U.S. and EU), respectively. Another Exelixis-discovered compound, COTELLIC® (cobimetinib), a selective inhibitor of MEK, has been approved in major territories including the United States and European Union, and is being evaluated for further potential indications by Roche and Genentech (a member of the Roche Group) under a collaboration with

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exelixis. For more information on Exelixis, please visit www.exelixis.com or follow @ExelixisInc on Twitter.

About Bristol-Myers Squibb
Bristol-Myers Squibb is a global biopharmaceutical company whose mission is to discover, develop and deliver innovative medicines that help patients prevail over serious diseases. For more information about Bristol-Myers Squibb, visit us at BMS.com or follow us on LinkedIn, Twitter, YouTube and Facebook.
Exelixis Forward-Looking Statements
This press release contains forward-looking statements, including, without limitation, statements related to: the expectation that the clinical development program will include a phase 3 pivotal trial in first-line renal cell carcinoma, with additional trials planned in bladder cancer, HCC and potentially other tumor types; the clinical potential for the combination of CABOMETYX and Opdivo, with and without Yervoy, in both late-stage pivotal and exploratory trials in a variety of forms of cancer; Exelixis’ plan to work with Bristol-Myers Squibb to further understand the role these combination therapies may play in helping patients on a global basis; the anticipated timing for updated results from the phase 1 trial of CABOMETYX in combination with Opdivo in patients with previously treated genitourinary tumors; Ipsen’s rights to access the results from the phase 3 pivotal trial in first-line renal cell cancer to support potential regulatory submissions; the potential for Ipsen and Takeda to participate in future studies under the clinical collaboration; Exelixis' commitment to the discovery, development and commercialization of new medicines with the potential to improve care and outcomes for people with cancer; Exelixis’ focus on advancing cabozantinib; and the continued development of cobimetinib. Words such as “expected,” “planned,” “potential,” “look forward,” “may,” “will,” “committed,” “focused,” or other similar expressions identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are based upon Exelixis’ current plans, assumptions, beliefs, expectations, estimates and projections. Forward-looking statements involve risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of these risks and uncertainties, which include, without limitation: Exelixis’ ability and the ability of its collaborators to conduct clinical trials of CABOMETYX in combination with Opdivo and Yervoy sufficient to achieve a positive completion; risks related to the potential failure of the combination of these compounds to demonstrate safety and efficacy in clinical testing; Exelixis’ dependence on its collaboration partners, including, the level of their investment in the resources necessary to successfully develop CABOMETYX in combination with Opdivo and Yervoy; the complexities and challenges associated with regulatory review and approval processes; the availability of data at the referenced time; the degree of market acceptance of CABOMETYX and the availability of coverage and reimbursement for CABOMETYX; the risk that unanticipated developments could adversely affect the commercialization of CABOMETYX; Exelixis’ dependence on third-party vendors; Exelixis’ ability to protect the company’s intellectual property rights; market competition; changes in economic and business conditions, and other factors discussed under the caption “Risk Factors” in Exelixis’ quarterly report on Form 10-Q filed with the Securities and Exchange Commission (SEC) on November 3, 2016, and in Exelixis’ future filings with the SEC. The forward-looking statements made in this press release speak only as of the date of this press release. Exelixis expressly disclaims any duty, obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Exelixis’ expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Bristol-Myers Squibb Company Forward-Looking Statements
This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995 regarding the research, development and commercialization of pharmaceutical products. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. No forward-looking statement can be guaranteed. Among other risks, there can be no guarantee that the compound discussed in this release, either alone or in combination with Opdivo or Yervey, will be successfully developed or approved for any of the indications described in this release. Forward-looking statements in this press release should be evaluated together with the many uncertainties that affect Bristol-Myers Squibb's business, particularly those identified in the cautionary factors discussion in Bristol-Myers Squibb's Annual Report on Form 10-K for the year ended December 31, 2015 in our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Bristol-Myers Squibb undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exelixis Contacts:

Investors:
Susan Hubbard
EVP, Public Affairs & Investor Relations
Exelixis, Inc.
(650) 837-8194, shubbard@exelixis.com
Media:
Hal Mackins
For Exelixis, Inc.
(415) 994-0040, hal@torchcomllc.com

Bristol-Myers Squibb Contacts:

Media:
Ken Dominski, 609-252-5251, ken.dominski@bms.com
Lisa McCormick Lavery, 609-252-7602, lisa.mccormicklavery@bms.com

Investors:
Tim Power, 609-252-7509, timothy.power@bms.com
Bill Szablewski, 609-252-5894, william.szablewski@bms.com

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.